UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2018

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On February 2, 2018 (the “Closing Date”), the registrant consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the registrant, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the registrant (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple LLC (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of GPAC after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”), which provided for the registrant’s acquisition of Purple LLC’s business through a merger of Merger Sub with and into Purple LLC, with Purple LLC being the survivor in the merger (the “Business Combination,” and together with the other transactions contemplated by the Merger Agreement and agreements attached thereto as an exhibit, the “Transactions”).

In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from “Global Partner Acquisition Corp.” to “Purple Innovation, Inc.” Unless the context otherwise requires, “we,” “us,” “our,” “Purple” and the “Company” refer to the combined company and its subsidiaries, including Purple LLC and its subsidiaries. “Global Partner Acquisition Corp.” and “GPAC” refer to the registrant prior to the Closing, and the “Purple Business” or “Purple before the Business Combination” refers to the Purple business before it became a wholly owned subsidiary of the Company upon the Closing.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Exchange Agreement

On February 2, 2018, in connection with the Closing, the Company entered into an exchange agreement with Purple LLC and InnoHold (the “Exchange Agreement”), which provides for the exchange of Purple LLC Class B Units (the “Class B Units”) and shares of Class B common stock of the Company, par value $0.0001 per share (the “Class B Stock”) issued in connection with the Business Combination into shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Stock”). The initial exchange ratio will be (i) one Class B Unit plus (ii) one share of Class B Stock for one share of Class A Stock, in each case subject to certain adjustments.

Holders of Class B Units may elect to exchange all or any portion of their Class B Units (together with an equal number of shares of Class B Stock) for shares of Class A Stock by delivering a notice to Purple LLC. However, the Class B Units (together with an equal number of shares of Class B Stock) may not be exchanged during the lock-up period under the Lock-Up Agreement (as described below). The exchange will occur automatically upon the occurrence of a change of control or sale of substantially all of the assets of the Company or Purple LLC.

In certain cases, adjustments to the exchange ratio will occur in case of a split, reclassification, recapitalization, subdivision or similar transaction of or relating to the Class B Units or the shares of Class A Stock and Class B Stock or a transaction in which the Class A Stock is exchanged or converted into other securities or property. The exchange ratio will also adjust in certain circumstances when the Company acquires Class B Units other than through an exchange for its shares of Class A Stock.

The right of a holder of Class B Units to exchange may be limited by the Company if it reasonably determines in good faith that such restrictions are required by applicable law (including securities laws), such exchange would not be permitted under other agreements of such holder with the Company or its subsidiaries, including the Operating Agreement, or if such exchange would cause Purple LLC to be treated as a “publicly traded partnership” under applicable tax laws.

The Company and each holder of Class B Units shall bear its own expense regarding the exchange except that the Company shall be responsible for transfer taxes, stamp taxes and similar duties.

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The foregoing summary of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Tax Receivable Agreement

On February 2, 2018, in connection with the Closing, the Company entered into a Tax Receivable Agreement with InnoHold (the “Tax Receivable Agreement”). Pursuant to the Tax Receivable Agreement, the Company is required to pay InnoHold 80% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change of control of the Company) as a result of the increases in tax basis and certain other tax benefits related to the payment of the Cash Consideration pursuant to the Merger Agreement and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock. The Company would retain the remaining 20% of cash savings, if any, realized. All payments of tax savings to InnoHold will be the Company’s obligation, and not that of Purple LLC.

In general, a cash tax savings results in a year when the tax liability of the Company for the year, computed without regard to the deductions attributable to the amortization of the basis step-up in Purple LLC’s assets and other deductions that arise in connection with the payment of the Cash Consideration and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock, would be more than the tax liability for the year, taking into account such deductions.

Estimating the amount of payments that the Company may be required to make under the Tax Receivable Agreement is imprecise by its nature, because the actual increase in the Company’s share of Purple LLC’s tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

●	the timing of exchanges of Class B Units (together with an equal number of shares of Class B Stock) for shares of Class A Stock, because the increase in the Company’s share of the basis in the assets of Purple LLC, as well as the increase in any tax deductions, will be related to the price of the Class A Stock at the time of these exchanges;

●	the tax rates in effect at the time the Company utilizes the increased amortization and depreciation deductions; and

●	the amount and timing of the Company’s income, because the payment is based on the cash tax savings generated, in part, by the amortization of the basis step-up and if the Company does not have taxable income for a year, without taking into account the amortization generated by the exchanges, the Company generally will not be required to make payments under the Tax Receivable Agreement for that taxable year.

Because none of the foregoing factors are known at this time, we cannot determine the amounts (if any) that would be payable under the Tax Receivable Agreement. However, it is expected that, as a result of the size of the increases in the Company’s share of the tax basis of the tangible and intangible assets of Purple LLC attributable to the Company’s interest therein, and assuming that there are no material changes in the relevant tax law, and that the Company earns sufficient taxable income to realize the full tax benefit of the increased depreciation and amortization of the Company’s assets, the payments that the Company makes under the Tax Receivable Agreement will likely be substantial and could have a material adverse effect on the Company’s financial condition. Were the IRS to either successfully challenge the tax basis increases described above or conduct an audit of the Company that results in a lower tax savings to it, the Company would not be reimbursed for any payments previously made under the Tax Receivable Agreement, but such payments would effectively offset any future tax savings payments that must be made under the Tax Receivable Agreement. As a result, in certain circumstances, the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual cash savings in income tax. The accelerated timing of payments and the increase in the Company’s tax liability without reimbursement could affect the cash available to the Company and could impact the Company’s ability to pay dividends.

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In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales, other forms of business combinations, liquidations, other changes of control or early terminations of the Tax Receivable Agreement we (or the Company’s successors’) would be obligated to make a payment to InnoHold in order to terminate the Tax Receivable Agreement. That payment would be based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement, that all of the remaining Class B Units would be deemed exchanged at that time and that the discount rate for the net present value calculation of the tax benefits would be LIBOR plus 100 basis points. The Company would also be obligated to make such a payment if it is more than 90 days late in making any payment that is due under the Tax Receivable Agreement.

The foregoing summary of the Tax Receivable Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tax Receivable Agreement, a copy of which is attached as Exhibit 10.2 to this report and is incorporated by reference herein.

Registration Rights Agreement

On February 2, 2018, in connection with the Closing, the Company entered into a Registration Rights Agreement with InnoHold and the Parent Representative (the “Registration Rights Agreement”). Under the Registration Rights Agreement, InnoHold holds registration rights that obligate the Company to register for resale under the Securities Act, all or any portion of the Equity Consideration (including Class A Stock issued in exchange for the Equity Consideration pursuant to the Exchange Agreement) (the “Registrable Securities”) so long as such shares are not then restricted under the Lock-Up Agreement. InnoHold is entitled to make a written demand for registration under the Securities Act of all or part of its Registrable Securities (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to InnoHold as to the proposed filing and offer InnoHold an opportunity to register the sale of such number of Registrable Securities as requested by InnoHold in writing. In addition, subject to certain exceptions, InnoHold is entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, the Company agreed to indemnify InnoHold and certain persons or entities related to InnoHold, such as its officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and InnoHold agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 10.3 to this report and is incorporated by reference herein.

Non-Competition and Non-Solicitation Agreements

On February 2, 2018, in connection with the Closing, InnoHold and Tony Pearce and Terry Pearce, who together own a majority of InnoHold (collectively with InnoHold, the “Sellers”), entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) with the Company, Purple LLC and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”). Pursuant to the Non-Competition Agreement, for a period from the Closing until three years thereafter (or if later, until the one year anniversary of the date on which the Sellers, their affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of the Company or any of its subsidiaries (the “Termination Date”)), each Seller and its affiliates will not, without the Company’s prior written consent, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of), an entity that engages in the business of (i) designing and manufacturing comfort technology products worldwide to improve how people sleep, sit, and stand, including mattresses, pillows, platform bases and cushions, and (ii) marketing, licensing and selling its products worldwide through direct-to-consumer, traditional retail channels and partnerships (collectively, the “Business”) anywhere in the world, subject to certain specified exceptions for existing relationships. However, the Covered Parties and their affiliates are permitted under the Non-Competition Agreement to own passive portfolio company investments of no more than 2% in a competitor of the Covered Parties, so long as the Sellers, their affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of the Covered Parties are not involved in the management or control of such competitor.

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Under the Non-Competition Agreement, during such restricted period, the Sellers and their affiliates will not, without the Company’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. The Sellers and their affiliates also agreed to not disparage the Covered Parties and to keep confidential and not use the confidential information of the Covered Parties, subject to certain specified exceptions.

The foregoing summary of the Non-Competition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Non-Competition Agreement, a copy of which is attached as Exhibit 10.4 to this report and is incorporated by reference herein.

Lock-Up Agreement

On February 2, 2018, in connection with the Closing, InnoHold entered into a lock-up agreement with the Company and the Parent Representative (“Lock-Up Agreement”) with respect to the equity securities of both the Company and Purple LLC received in the Business Combination (the “Restricted Securities”). Pursuant to the Lock-Up Agreement, InnoHold agreed that it will not, from the Closing until the earliest of (x) the one year anniversary of the Closing, (y) the date on which the last sale price of the Class A Stock (or any successor publicly traded common equity security) equals or exceeds $12.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (z) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange either equity holdings in us for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Restricted Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). However, InnoHold is allowed to transfer any of its Restricted Securities under certain limited exceptions, including to affiliates, to family members or to its equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement. InnoHold is also permitted to transfer the Restricted Securities pursuant to an underwritten public offering to which all of the parties to the Lock-Up Agreement shall have consented.

The foregoing summary of the Lock-Up Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lock-Up Agreement, a copy of which is attached as Exhibit 10.5 to this report and is incorporated by reference herein.

Employment Agreements

On February 2, 2018, in connection with the Closing, Terry Pearce and Tony Pearce each entered into employment agreements with the Company.

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Pursuant to their respective agreements, Terry Pearce and Tony Pearce were engaged as Co-Directors of Research and Development of the Company. The employment agreements have an initial term through December 31, 2021 (the “Initial Employment Term”) and will be automatically renewable unless terminated by the Company or the employee. Under the employment agreements, the employees are entitled to receive compensation at the rate of $320,000 per year in 2018, increasing annually by $20,000 and by a minimum of $20,000 per year commencing in 2022. In addition, the employee is entitled to receive bonuses and certain benefits. The employment agreements provide, among other things, that the employees are not required to work a particular number of hours for the Company or to be based at any particular location. The employment agreements also provide certain post-employment benefits if a termination arises without cause (as defined) by the Company or with good reason (as defined) by the employee. In such events, the employee would be entitled to be paid all accrued obligations, together with a lump sum payment equal to the amount of salary and benefits from the termination date until the end of the Initial Employment Term or, if the termination occurs following the Initial Employment Term, during the calendar year in which such termination occurred. In addition, the employment agreements provide for the payment of certain benefits upon the death, permanent disability or incapacity of the employee.

Terry Pearce and Tony Pearce are also directors of the Company and indirectly control a majority of the voting shares of the Company.

The foregoing summary of the employment agreements with Tony Pearce and Terry Pearce does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such employment agreements, copies of which are attached as Exhibits 10.6 and 10.7, respectively, to this report and are incorporated by reference herein.

Incentive Plan

Our Board approved the Purple Innovation, Inc. 2017 Equity Incentive Plan (the “Incentive Plan”) on January 31, 2018, and stockholders of Global Partners Acquisition Corp. approved the Incentive Plan at a special meeting of its shareholders on February 2, 2018. The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders post-Business Combination by providing long-term incentive compensation opportunities tied to the performance of the Company and its Class A Stock. The Incentive Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Incentive Plan.

The foregoing summary of the Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incentive Plan, a copy of which is attached as Exhibit 10.8 to this report and is incorporated by reference herein.

Coliseum Credit Agreement

On February 2, 2018, Purple LLC entered into a Credit Agreement (the “Credit Agreement”) with Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”) and Coliseum Co-Invest Debt Fund, L.P. (together with CCP and Blackwell, the “Lenders”), pursuant to which the Lenders agreed to make a loan to Purple LLC in an aggregate principal amount of $25 million (the “Loan”). The Loan was closed and funded in connection with the Closing of the Business Combination on February 2, 2018. As part of the Credit Agreement, the Sponsor agreed to assign to the Lenders an aggregate of 2,500,000 Sponsor Warrants to purchase 1,250,000 shares of Class A Stock.

The Loan bears interest at 12.0% per annum and matures on February 2, 2023. Any pre-payments in the first year are subject to a make-whole payment, while pre-payments in years two through four are subject to certain pre-payment penalties. In addition, Purple LLC may elect for interest in excess of 5.0% per annum to be capitalized and added to the principal amounts of the Loan. The Credit Agreement provides for certain remedies to the Lenders in the event of customary events of default.

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The Credit Agreement also provides for standard indemnification of the Lenders and contains representations, warranties and certain covenants of Purple LLC. While any amounts are outstanding under the Credit Agreement, Purple LLC is subject to a number of affirmative and negative covenants, including covenants regarding dispositions of property, investments, business combinations or acquisitions, incurrence of additional indebtedness and transactions with affiliates, among other customary covenants. In particular, Purple LLC is restricted from (i) making capital expenditures in excess of $20 million, (ii) incurring capital lease obligations in excess of $10 million and (iii) incurring asset-based loans in excess of $20 million, subject to limited exceptions. Purple LLC is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions. The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.10 to this report and is incorporated by reference herein.

In connection with the Credit Agreement, on February 2, 2018 the Company entered into a Parent Guaranty (the “Parent Guaranty”) pursuant to which the Company agreed to an unconditional guaranty of the payment of all obligations and liabilities of Purple LLC under the Credit Agreement. The foregoing summary of the Parent Guaranty does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Parent Guaranty, a copy of which is attached as Exhibit 10.11 to this report and is incorporated by reference herein.

Baleen Investment

As previously announced in the Company’s Current Report on Form 8-K filed on January 30, 2018, on January 29, 2018, GPAC and the Sponsor entered into a subscription agreement (the “Baleen Subscription Agreement”) with Baleen Capital Investors II LLC, Baleen Capital Fund LP, Greenhaven Road Capital Fund 1, L.P., Royce Value Trust, Inc., David Capital Partners Fund, LP, Pleiades Investment Partners – DC, L.P. and Dane Capital Fund LP (the “Baleen Investors”), who agreed to acquire an aggregate of $25 million in shares of Class A Stock through open market purchases, private purchases and private placements. On January 31, 2018 the Baleen Investors completed the acquisition of $25 million of Class A Stock all through open market purchases (the “Baleen Investment”). The foregoing summary of the Baleen Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Baleen Subscription Agreement, a copy of which is attached as Exhibit 10.12 to this report and is incorporated by reference herein.

In connection with these investments, on February 2, 2018, GPAC, the Sponsor, the Baleen Investors and Continental Stock Transfer and Trust Company entered into an Agreement to Assign Sponsor Warrants (the “Baleen Warrant Assignment Agreement”), pursuant to which the Sponsor agreed to assign to the Baleen Investors an aggregate of 3,750,000 outstanding sponsor warrants (the “Baleen Warrants”) that were issued to the Sponsor in a private placement in August 2015. On February 2, 2018 the Sponsor assigned the Baleen Warrants to the Baleen Investors in accordance with the terms of the Baleen Warrant Assignment Agreement. The foregoing summary of the Baleen Warrant Assignment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Baleen Warrant Assignment Agreement, a copy of which is attached as Exhibit 10.13 to this report and is incorporated by reference herein.

Also in connection with the Baleen Subscription Agreement, on February 2, 2018 the Company entered into a Registration Rights Agreement (the “Baleen Registration Rights Agreement”) with the Baleen Investors, providing for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the shares acquired by the Baleen Investors pursuant to the Baleen Subscription Agreement and the shares issuable upon exercise of the Baleen Warrants, subject to customary terms and conditions. The foregoing summary of the Baleen Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Baleen Registration Rights Agreement, a copy of which is attached as Exhibit 10.14 to this report and is incorporated by reference herein.

Coliseum Private Placement

As previously announced in the Company’s Current Report on Form 8-K filed on February 2, 2018, on February 1, 2018 the company entered into a subscription agreement (the “Coliseum Subscription Agreement”) with Coliseum Capital Partners, L.P. (“CCP”) and Blackwell Partners LLC – Series A (“Blackwell” and, together with CCP, together the “Coliseum Investors”), pursuant to which CCP agreed to purchase from the Company 2,900,000 shares of Class A Stock of the Company at a purchase price of $10.00 per share and Blackwell agreed to purchase from the Company 1,100,000 shares of Class A Stock of the Company at a purchase price of $10.00 per share (the “Coliseum Private Placement”).

The Coliseum Subscription Agreement provided that the Company would commit to elect or appoint a designee of CCP to become a member of the board of directors of the Company following the closing of the Business Combination. In connection with the Closing, the Board of Directors of the Company adopted resolutions increasing the number of directors of the Company to eight and appointing Adam Gray, a manager of CCP, as a director.

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The Coliseum Subscription Agreement provides the Coliseum Investors (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries. The foregoing summary of the Coliseum Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Coliseum Subscription Agreement, a copy of which is attached as Exhibit 10.15 to this report and is incorporated by reference herein.

In connection with the Coliseum Private Placement and the Coliseum Credit Agreement, on February 2, 2018 the Sponsor, the Company, Continental Stock Transfer and Trust Company, Coliseum, Blackwell and Coliseum Co-Invest Debt Fund, L.P. (“CCDF”) entered into an Agreement to Assign Sponsor Warrants (the “Coliseum Warrant Assignment Agreement”), pursuant to which the Sponsor agreed to assign to the Coliseum Investors and CCDF an aggregate of 5,782,500 outstanding sponsor warrants (the “Coliseum Warrants”), including 3,282,500 warrants related to the Coliseum Private Placement and 2,500,000 warrants related to the Credit Agreement. The foregoing summary of the Coliseum Warrant Assignment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Coliseum Warrant Assignment Agreement, a copy of which is attached as Exhibit 10.16 to this report and is incorporated by reference herein.

Also in connection with the Coliseum Private Placement, on February 2, 2018 the Sponsor, the Company, Continental Stock Transfer and Trust Company, Coliseum and Blackwell entered into an Agreement to Assign Founder Shares (the “Founder Share Assignment Agreement”), pursuant to which the Sponsor agreed to assign to CCP and Blackwell an aggregate of 1,293,750 outstanding founder shares of the Company (the “Coliseum Founder Shares”), 646,874 of which will be subject to certain vesting conditions. The foregoing summary of the Founder Share Assignment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Founder Share Assignment Agreement, a copy of which is attached as Exhibit 10.17 to this report and is incorporated by reference herein.

On February 2, 2018, the Company entered into a registration rights agreement (the “Coliseum Registration Rights Agreement”) with CCP, Blackwell and CCDF, providing for the registration under the Securities Act of (i) the shares issued in the Coliseum Private Placement, (ii) the shares issuable upon the exercise of the Coliseum Warrants and (iii) the Coliseum Founder Shares, subject to customary terms and conditions. The foregoing summary of the Coliseum Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Coliseum Registration Rights Agreement, a copy of which is attached as Exhibit 10.18 to this report and is incorporated by reference herein.

On February 2, 2018, in connection with the Closing of the Business Combination, the Company and the Coliseum Investors completed the Coliseum Private Placement in accordance with the terms of the Coliseum Subscription Agreement and the assignment of the Coliseum Warrants and the Coliseum Founder Shares in accordance with the terms of the Coliseum Warrant Assignment Agreement and Founder Share Assignment Agreement, respectively.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On February 2, 2018 the Business Combination was approved by the Company’s stockholders at the Special Meeting of Global Partner Acquisition Corp. Stockholders (the “Special Meeting”).

Pursuant to the terms of the Merger Agreement, the aggregate purchase price for the Business Combination and related transactions was approximately $483.0 million. The consideration paid to InnoHold consisted of a combination of cash and stock consideration. The aggregate cash consideration paid to InnoHold was approximately $38.8 million, consisting of (i) approximately $31.1 million of cash available to us from the Company’s trust account that holds the proceeds from the Company’s initial public offering (the “Trust Account”), after giving effect to redemptions and the Baleen Investment, plus (ii) approximately $26.8 million of cash on hand at Purple LLC, including approximately $24.0 million of net proceeds received pursuant to the Coliseum Credit Agreement, plus (iii) gross proceeds of approximately $40.0 million from the Coliseum Private Placement, less (iv) certain transaction fees and expenses of approximately $9.2 million, including the payment of deferred expenses agreed to at the time of the Company’s initial public offering, less (v) approximately $50.0 million retained by Purple LLC for working capital needs. The remainder of the consideration paid to InnoHold consisted of equity consideration (“Equity Consideration”), including 44,071,318 newly issued shares of Company Class B Stock and 44,071,318 Purple LLC Class B Units.

The foregoing consideration paid to InnoHold may be further increased by amounts payable under the Tax Receivable Agreement. The Class B Stock together with an equivalent number of shares of Class B Units may be exchanged by the holders thereof for shares of Class A Stock, in accordance with the Exchange Agreement. In order to facilitate the Business Combination, GPAC’s Sponsor has agreed to the cancellation of approximately 1,293,750 shares of the Company’s Class A Stock held by it, to the acquisition of shares of Class B Stock by InnoHold (pursuant to the Merger Agreement) and the acquisition of shares of Class A Stock by the participants in the Coliseum Private Placement (pursuant to subscription agreements entered into in connection therewith).

The material terms and conditions of the Merger Agreement are described on pages 93 to 108 of the Company’s definitive proxy statement filed with the SEC on January 16, 2018 (the “Proxy Statement”) in the section entitled “Proposal No. 1 – Approval of the Business Combination” which is incorporated by reference herein.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for Purple Innovation, Inc. (the “Company” or “Purple”). Specifically, forward-looking statements may include statements relating to:

●	the future financial performance of the Company;

●	changes in the markets in which Purple competes;
●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the inability to maintain the listing of the Class A Stock and warrants on The NASDAQ Capital Market or any other stock exchange following the proposed Business Combination;

●	the fact that we are a “controlled company” and exempt from certain corporate governance rules primarily relating to board independence and committees, and we intend to rely on certain of these exemptions;

●	costs related to the proposed Business Combination;

●	the risk of legal complaints and proceedings and government investigations;

●	the inability to comply with licensing or other regulatory requirements, laws and regulations;

●	the intense competition in the industry;

●	the inability to profitably expand into new markets;

●	cybersecurity risks and the failure to protect customer information;

●	the possibility that Purple may be adversely affected by other economic, business, and/or competitive factors;

●	the risk of loss of key personnel or inability to recruit talent; and

●	other risks and uncertainties indicated in this Current Report on Form 8-K, including those under “Risk Factors” which incorporate herein by reference the risk factors described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 41 of the Proxy Statement.

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Business

Business Overview

We are a leading comfort technology company with a vision to improve how people sleep, sit and stand. We offer a range of mattress, bedding and cushioning products. Our products are the result of over 20 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our Hyper-Elastic Polymer® technology underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We primarily sell through a direct-to-consumer (“DTC”) distribution model, which has enabled us to rapidly grow our sales and brand.

The foundation of our business is core competencies in design, development and manufacturing, with decades of accumulated knowledge that enables us to create all aspects of our innovative products, including the fundamental comfort technologies as well as the machines and processes necessary to bring them to market. We have vertically integrated our operations to include research and development, marketing and manufacturing, resulting in an ability to rapidly test, learn, adapt and scale our product offerings. In order to solve complex manufacturing challenges such as large-format Hyper-Elastic Polymer® molding (required to make our mattresses), we designed and produced our own manufacturing equipment including our proprietary and patented Mattress Max™ machinery. Our combination of patents and intellectual property, proprietary and patented manufacturing equipment, production processes and decades of acquired knowledge create a distinct advantage over our competitors who rely on commoditized technologies and outsourced manufacturing.

We have not only developed transformative products and technologies, but also a brand that has high customer engagement and avid online advocates. We have an experienced digital marketing team that has generated digital marketing content that enables efficient customer acquisition and builds brand affinity. To date, our videos have been seen more than 1 billion times across Facebook and YouTube alone and we have over 600,000 fans and subscribers across our social media. Our digital marketing strategy enables us to market our full product suite to customers and drive frequent interactions online.

Currently, we focus primarily on a DTC e-commerce distribution model and participate in the growing DTC macro trend that is transforming the bedding industry. In addition to our DTC channel, we have developed multiple retail relationships with established vendors such as Bed Bath & Beyond, the Hammacher Schlemmer catalog, TravelCenters of America, Veterans Canteen Service and Samsclub.com. Other than Samsclub.com, these retail relationships currently only sell our seat cushions, but we intend to expand our product lines through these relationships as we increase manufacturing capacity. We entered into a Memorandum of Understanding with Mattress Firm whereby we are conducting a test of our brand and products at 51 strategic Mattress Firm stores. We believe that our distinctly differentiated products, marketing strategies, manufacturing capabilities, unique branding and proprietary technologies position us to continue to drive Purple’s growth in comfort products. During the nine months ended September 30, 2017, DTC accounted for 97% of our revenue and retail accounted for 3% of revenue, while sales of mattresses accounted for 72% of our revenue and other products accounted for 28%. As of September 30, 2017, we had backlog of approximately $2.168 million.

Industry Opportunity

Our portfolio of product offerings spans multiple large and growing markets. Our current offerings improve how people spend much of their day whether they are sleeping or sitting and our addressable market is comprised of these categories.

Sleep

The sleep category encompasses a variety of products including mattresses, foundations, sheets, mattress protectors and pillows. Meaningful innovation in sleep products has been infrequent and limited over the last 150 years. The first coil spring mattress was introduced in the 1860s and it continues to remain one of the most widely adopted technologies. Over 100 years after the creation of the coil spring mattress, the memory foam-based mattress was launched in 1992. While latex, water and air mattresses also emerged during the latter part of the 20th century, these technologies struggled to gain mass adoption. Our Hyper-Elastic Polymer® technology represents a meaningful innovation in the mattress industry and we believe is positioned to gain significant consideration and adoption.

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The market for bedding products is large, growing and undergoing fundamental transformations on account of digital marketing and DTC distribution. The U.S. mattress industry is predominantly comprised of vendors that rely on retail distribution as well as a growing number of DTC vendors. The traditional market, led by Tempur-Sealy and Simmons, comprises the vast majority of the market. Significant consolidation has occurred within this market with the mergers of Serta and Simmons brands in 2009 and Tempur-Pedic’s acquisition of Sealy in 2013.

Over the past several years, growth of the DTC market exceeded that of the broader industry. DTC vendors are typically characterized by e-commerce distribution channels, more affordable pricing, free shipping and returns and limited product offerings. DTC vendors typically use foam cushioning parts that are assembled into a mattress and compressed into a box for distribution. According to published Wall Street research, the DTC market now has over 100 vendors and market share is highly fragmented.

Sit

Our sit category consists of seating cushions that can be purchased independent of furniture. To the best of our knowledge, there are no independent market analyses that define the size and growth of this category. It is important to note that there is a significantly larger market for cushioning technology embedded within furniture including chairs and sofas as well as seats found in transportation and other categories requiring seating solutions. We believe this is a substantial market opportunity that we could pursue with either branded product offerings or through partnerships to embed our technology.

Stand

We do not currently sell standing products, but our growth plan includes developing and selling products in the foreseeable future.

Operating Strengths

●	Multi-category portfolio of differentiated products that improve how people sleep and sit — We design and manufacture a range of comfort technology products, including mattresses, pillows and cushions using our patented Hyper-Elastic Polymer® technology designed to improve comfort. We also offer sheets, mattress protectors, foundations and other proprietary products that are designed to improve the function and comfort of our mattresses. Our extensive product portfolio provides multiple entry points for customers to first experience our products and to continue to engage with our brand over time.

●	History of innovation that produced new comfort technology — Our founding team has a twenty-four-year history of developing innovative comfort technology products, including the invention of our proprietary and patented Hyper-Elastic Polymer® technology. Our breakthrough mattress represents what we believe to be the first substantive innovation in the mattress industry since the introduction of memory foam in the 1990s. The unique properties of the Hyper-Elastic Polymer® material provide support and cushioning to accommodate the varying needs of each region of the body. The result is a mattress that provides pressure relief and firm support. Further, the material is temperature neutral, contributing to optimal rest conditions. The Hyper-Elastic Polymer® technology has numerous applications beyond mattress products including seat cushions and pillows. The development of the Hyper-Elastic Polymer® technology is only one of numerous innovations we have achieved to produce a range of unique and effective comfort products across the sleep and sit categories.

●	Proprietary technologies and manufacturing expertise provide a significant competitive advantage — The combination of patent protection, proprietary manufacturing equipment and decades of accumulated knowledge creates a competitive advantage through barriers of imitation. We own or have the exclusive right to use 102 granted or pending patents that cover current and future products as well as proprietary manufacturing equipment we have designed and fabricated. In addition to intellectual property protection of key products and manufacturing capabilities, our team has decades of experience and unique insights derived from inventing and refining proprietary comfort technologies, machines and products. These capabilities are essential to produce our products efficiently and at scale.

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●	Memorable brand and excellent marketing capabilities — We have developed a brand that resonates with consumers. Our digital marketing strategy has achieved a level of social media engagement that few competitors can match, including videos that have been seen more than 1 billion times across Facebook and YouTube. Over 600,000 fans and subscribers across our social media channels. Our brand transcends simple awareness of individual products and we have successfully marketed our full suite of products to customers using a DTC strategy.

●	Vertical integration enables nimble design, development and execution — We design and develop our cushioning products in-house and we have extensive research and development capabilities led by a team of engineers, designers and marketing specialists. The ability to develop and test products in this manner enables us to not only rapidly prototype and deploy new ideas, but also to design and develop manufacturing equipment and processes. Accordingly, we continuously refine our production methods to improve product quality and enhance efficiency. The resulting real-time feedback cycle is a key differentiator compared to other competitors that outsource many of these functions and lack an integrated approach.

●	Direct-to-consumer distribution model changing a mature market — We are a leader in the DTC category of the bedding market and are helping to drive its accelerated growth compared to the traditional retail industry.

●	Rare combination of hyper-growth, scale and profitability — Our business model and compelling offerings resonate with consumers, driving financial performance. We achieved net revenue of approximately $134 million as of September 30, 2017 and experienced 227% period-over-period net revenue growth through September 30, 2017. We believe we will realize margin efficiency gains and achieve profitability as the business continues to scale.

Growth Opportunities

●	Further direct-to-consumer growth and penetration — We believe that we are well positioned to leverage our brand, leading product portfolio, vertical integration and strong marketing capacities to continue to attract new customers via our DTC channel. Continued successful execution within the DTC channel represents a significant growth opportunity.

●	Expanded multi-channel distribution and retail relationships — Expanding retail distribution of our products via new and existing arrangements represents an opportunity to tap into the large brick-and-mortar category of the cushioning markets. We are in discussions with multiple new potential partners to expand our retail distribution capabilities. We have an arrangement with Mattress Firm to sell our products in 51 test locations with the potential to expand nationwide into approximately 3,500 stores. In addition to the Mattress Firm and other potential new opportunities, we have existing arrangements with retailers such as Bed Bath & Beyond, the Hammacher Schlemmer catalog, TravelCenters of America, Veterans Canteen Service, Houzz, QVC and Samsclub.com and could explore expanding the range of products we sell through these retailers, as currently we predominantly sell seat cushions.

●	Existing product innovation — We have a rich history of product innovation and have developed core competencies in design, prototyping and manufacturing. This vertical integration enables us to continuously refine our existing products and manufacturing processes, as well as to introduce new offerings, with the potential to attract new customers and drive repeat sales.

●	New product launches across sleep, sit and stand — We have a pipeline of future products we are developing. We are constantly exploring new technologies and ways to expand the benefits of our technologies through new product offerings.

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●	International expansion — We believe there is a substantial opportunity for international expansion. While we expect to face unique challenges as we expand into various foreign markets, we have begun to replicate our distribution model in Canada and we plan to do so in other foreign markets as well. We believe that our multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to efficiently enter new markets.

Our Products

Our current product portfolio is as follows:

●	Mattress — The roots of The Purple® Bed began in 1998 with the founders recognizing the unique challenges of large format Hyper-Elastic Polymer® molding required to efficiently produce up to a king-size bed. After 17 years of development, which includes several years of owning and operating a specialty mattress chain and dealing directly with customers, our founders and their team developed machines and specialized processes that could produce up to a king-size bed at a price for the mass market. Our Hyper-Elastic Polymer® material is manufactured with non-toxic, food-contact-grade ingredients that third-party testing has shown are free from carcinogenic chemicals. We back up the quality and durability of our mattress with a 100-night comfort guarantee and a 10-year warranty.

Our mattress simultaneously provides support and cushioning, leveraging our unique Hyper-Elastic Polymer® material with collapsible columns. The result is a bed that relaxes under pressure while providing firm support. Competing mattresses are typically uniform in the level of firmness throughout the mattress and are varying degrees of soft or firm. This tradeoff is problematic as regions of the body such as the head, feet, hips and shoulders require different levels of support. Our mattresses are also temperature neutral, which is an advantage as temperature regulation is a key component of achieving optimal sleeping conditions. Competing mattresses that rely on memory foam often become uncomfortably warm and lose support as the material reaches body temperature.

●	Seat Cushions — Our founders invented their first version of a seat cushion nearly two decades ago to solve the extreme use case of people in wheelchairs suffering from compression sores (decubitus ulcers). These exacting requirements, coupled with the unique demands of the medical equipment marketplace, such as lighter weight, safety, incontinence protection, sterility, non-toxicity and durability, became foundational to our unique product differentiation. The evolution of our portfolio of seat cushions has resulted from seven years of in-house manufacturing experience including development of proprietary machines and trade secrets. The cushions utilize Hyper-Elastic Polymer® material in our Smart Comfort Grid™ design to provide a comfortable seating experience and are designed to maximize airflow and maintain the neutral temperature of the seat. The Smart Comfort Grid™ allows our seat cushions to relax under pressure, providing pressure-releasing comfort. Our seat cushions include nine consumer models plus variants for the medical industry.

●	Pillows — We believe our pillow is a category creator, with no other product in the market like it in appearance, design or comfort. The pillow also utilizes the Hyper-Elastic Polymer® material in a head-specific triangular Smart Comfort Grid™ to protect against breaking down or losing shape. The pillow is designed to relax under pressure without losing support. We back up the quality and durability of our pillows with a 100-night comfort guarantee.

●	Sheets — Our sheets and pillow cases are designed to maximize the functionality of the Hyper-Elastic Polymer® material in our mattresses and pillows. They are bamboo-based Viscose, stretchy and breathable. Recognizing that conventional sheets are often too taut to allow a mattress to correctly conform and adapt, we developed our own technology to enable customers to experience the full performance potential of our mattress (or any other mattress).

●	Mattress Protector — Like our sheets, our mattress protector is designed to optimize the functionality of the Hyper-Elastic Polymer® material in our mattress. Our mattress protector is stretchy, breathable, protective against liquids and stain resistant.

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●	Platform Base — Our platform base is designed for standard beds without box springs and fits all current Purple® bed sizes. Constructed from lightweight steel, our Purple™ platform is more hygienic compared to box-spring foundations and also does not squeak with motion. The platform also provides optimal support and prevents the mattress from sagging. We have strength-tested this platform at 4,800 pounds (uniform load).

●	Adjustable Foundation — Our Purple™ PowerBase complements our mattresses by adding electrically powered functions, such as adjustable positions, massagers with five different settings, under bed lighting and an app for smartphone control.

We have plans to expand our comfort technology products to include new sleeping, sitting and standing products.

Technology

Technology is key to our unique position within the comfort industry. With our proprietary Hyper-Elastic Polymer® we have introduced the first major innovation to the mattress category in decades. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air chambers or latex foam. These technologies have existed for decades and are undifferentiated from competitors within their product type.

Proprietary Technologies

The Purple team, through their scientific journey to get to the root causes of pressure sores, designed the Hyper-Elastic Polymer® material and other proprietary comfort technologies in order to improve the lives of millions of people. Each different cushioning product line requires unique molding techniques.

Our Hyper-Elastic Polymer® material is food-grade, non-toxic and hypoallergenic, making it safe to use. Our Hyper-Elastic Polymer® material is durable and does not develop body impressions (compression set) from use over time. It is elastic and can stretch up to 15 times its original size and return without losing its shape. It sleeps and sits temperature neutral and has good ventilation to inhibit moisture build-up.

Proprietary Machinery

Internally designed, developed and built, our Mattress Max™ machines are the only machines able to mold our Hyper-Elastic Polymer® material into king-sized mattresses at scale and priced for mass adoption. We have modified our molding machines to manufacture other products containing Hyper-Elastic Polymer® such as pillows and seat cushions. The process of molding our Hyper-Elastic Polymer® material using our Mattress Max™ machinery is proprietary, patent-protected and complex, requiring specific knowledge and expertise to successfully execute manufacturing. We have a machine shop with mechanics and engineers at each of our factories to maintain these machines and our other equipment. Further, we have extensive fabrication capabilities, which enables us to design, manufacture, install and maintain new equipment as well as optimize the performance and efficiency of our machinery based on real-time insights gained from our vertically integrated operations.

Marketing

We have developed a brand that resonates with consumers. Our marketing efforts are focused on attracting, acquiring and retaining customers, primarily through digital campaigns and use online advertising as our main form of communication. Our campaigns are unique and memorable featuring product demonstrations unlike anything being done by our competition. As a result, we have created a brand with a loyal audience that frequently interacts with our content. This enables us to increase interaction with customers throughout replacement cycles as well as drive additional product sales across our portfolio of offerings. However, our marketing efficiency has been impacted by capacity constraints and the Ghost Bed litigation.

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Our digital marketing strategy has delivered high social media engagement. We have been able to harness the viral efficiencies associated with popular social media-based marketing campaigns. We have launched hundreds of different marketing campaigns, many of which have received hundreds of millions of social media views and billions of impressions. To date, our videos have been seen more than 1 billion times across Facebook and YouTube alone. We have over 600,000 fans and subscribers across our social media assets and have over 10,000 online five-star reviews. The success we have achieved through these social marketing campaigns has been key in our branding and awareness. Our digital marketing team has developed expertise across a broad range of marketing capabilities including audience segmentation, communication and targeting.

We actively pursue business relationships that extend our brand reach. For example, Purple recently was approached by Disney-Pixar to jointly work on co-branding opportunities. The first project was a marketing campaign associated with Disney’s animated feature Coco. We believe this type of opportunity along with a range of other potential relationships will further extend our brand reach.

Our Sales Channels

The majority of our sales have been through our DTC e-commerce platform. We also have relationships with a growing number of brick-and-mortar retailers. We are in the process expanding our relationships with brick-and-mortar retailers to sell our other products.

Direct-to-Consumer

E-commerce is our primary distribution channel. While we have benefitted from the rapid growth of the DTC channel, our growth has superseded the pace of the broader DTC market. We expect this market’s momentum to continue as consumer confidence in online shopping increases. We sell directly to consumers through our website, purple.com. We help customers easily engage in relevant content, research our solutions, transact online and find support. We believe our online experience expands our brand and connections with consumers, enabling deeper awareness, engagement and brand loyalty.

Retail Relationships

We entered into a Memorandum of Understanding with Mattress Firm on May 8, 2017, whereby we are conducting a test of our brand and products at 51 Mattress Firm stores in Washington, D.C., Sacramento, CA and Austin, TX. The initial results of the pilot test have exceeded our and, we believe, Mattress Firm’s expectations and Mattress Firm has requested additional roll-out of Purple products into additional markets. Sections of Mattress Firm’s stores will be dedicated to our products. A similar pilot test with a 1,000-store retailer will begin in February 2018, starting with nine retail locations.

We also have established relationships with multiple brick-and-mortar retailers to whom we sell non-mattress products. We plan to expand our retail presence in the future and believe that this will increase awareness and adoption of our brand.

Medical Industry Sales

We sell a line of seat cushions through a global network of medical device distributors. At this time, one of our cushion models is a registered medical device in the U.S. and the other models are sold as comfort cushions or for wound risk mitigation rather than as medical devices. We do not deal directly with insurance or Medicare and do not expect to in the future. While medical channels do not yet represent a significant percentage of our sales, we believe there is opportunity for growth.

Company-Owned Stores

We operate one store at our Alpine, Utah manufacturing facility where consumers can experience and purchase our products and expect this store to remain in operation for the foreseeable future.

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International

We believe there is a substantial opportunity for international expansion and have initial traction in Canada. We believe that our multi-channel distribution strategy, manufacturing capabilities, vertical integration and marketing expertise will enable us to efficiently enter new markets.

Operations

Factories, Supply Chain and Manufacturing

We operate factories in Alpine, Utah and Grantsville, Utah, which manufacture and distribute Purple® products. These factories have a total of 646,000 square-feet (15 acres under roof), including approximately 574,000 square-feet at our Grantsville, Utah facility and approximately 72,000 square-feet at our Alpine, Utah facility. We believe that these facilities will provide ample room to accommodate our future growth and expansion plans. At these factories we manufacture our proprietary Hyper-Elastic Polymer® material used in our mattress, pillow and seat cushion products. We assemble, package and ship these products from these facilities.

We outsource and resell other products, including mattress protectors, seat cushion covers, pillow covers, packaging and other ingredients and parts.

We have relationships with, or have identified, multiple suppliers for all of our outsourced products and components. These suppliers may be freely interchanged in order to maintain quality, cost and delivery expectations.

Employees

Our most valuable asset is our people and their learned institutional knowledge. As of December 31, 2017, we had approximately 631 employees engaged in manufacturing, innovations, product development, engineering, production, supply chain, business development, branding/marketing, category management, retail sales, international expansion, human resources, information technology, accounting, legal, communications and customer delight. Our current employee population works primarily within our two Utah facilities. We regularly engage labor contracting agencies and independent contractors to accelerate our progress and provide support across various functions within our organization. We have no collective bargaining agreements with our employees.

Environmental and Governmental Regulation

We are subject to numerous federal, state, local and foreign consumer protection and other laws regulating the bedding industry. These regulations vary among the states and countries in which we do and intend to do business. In the U.S., we are subject to regulations promulgated by the U.S. Environmental Protection Agency, the Occupational Safety and Health Administration and other federal agencies that have authority to regulate our operations. Included in these regulations are laws restricting the generation, emission, treatment, storage and disposal of materials, substances and waste. We are subject to the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response, Compensation and Liability Act. Our mattress products are also subject to fire-retardant standards developed by the State of California, U.S. Consumer Product Safety Commission and other jurisdictions where we sell these products.

As a retailer of bedding and cushioning products, we are also subject to laws and regulations applicable to retailers generally, including those regulations governing the marketing and sale of our products and the operation of our e-commerce activities. Many of these regulations are consumer-focused and pertain to safety, truth-in-advertising, promotional offers, privacy, “do not call/mail” requirements, warranty disclosure, delivery timing requirements and similar requirements.

It is our policy and practice to comply with all applicable U.S. and foreign laws. We have made and will continue to make capital and other expenditures necessary to comply with these laws. These expenditures have been immaterial to our financial results. We have not suffered a material adverse effect from non-compliance with federal, state, local or foreign legislation, but there can be no assurance that material costs or liabilities will not be incurred in connection with such legislation in the future.

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Customer Support

We have an in-house customer and sales support team focused on driving high customer and client satisfaction. We believe that our team contributes to positive word-of-mouth recommendations that organically strengthen our brand. Customer referrals and testimonials are a highly effective and efficient method of customer acquisition.

Research and Development

Our research and development team is focused on developing new comfort technologies, manufacturing machines and improving production processes, as well as developing products. We have an extensive history of innovation that is core to our culture and key to our continued success. Our innovations have culminated over years of persistent research and development. We intend to continue to develop and introduce new comfort technologies and products across sit, sleep and stand categories. Our vertical integration is a key differentiator that enhances the effectiveness of our research and development capabilities. By gaining real-time feedback, we are able to integrate these insights into our manufacturing process, products and equipment.

Intellectual Property

We rely on patent and trademark protection laws to protect our intellectual property and maintain our competitive position in the marketplace. We hold various U.S. and foreign patents, patent applications, trademarks and trademark applications regarding certain elements of the design, manufacturing and function of our products. We also maintain protections over proprietary trade secrets. Our intellectual property portfolio is integral to our continued success in this industry, in particular with respect to our Hyper-Elastic Polymer® cushioning material and our Mattress Max™ machine.

We own or have the exclusive right to use 102 granted or pending U.S. and foreign patents on inventions and designs pertaining to our machines, processes, mattresses, pillows, seat cushions, packaging techniques and other related existing and future products. Our issued U.S. patents that are significant to our operations are expected to expire at various dates up to 2034.

We have a number of trademarks registered with the U.S. Patent and Trademark Office, including EquaPressure®, WonderGel® and EquaGel® (for cushions), and Purple®, No Pressure® and Hyper-Elastic Polymer® (for plasticized elastomeric gel and certain types of products). Applications are pending for registration of some of the trademarks for additional classes of goods. Our Purple, No Pressure and Hyper-Elastic Polymer trademarks are also registered and have applications pending for various classes of goods in numerous foreign jurisdictions, some of which include Canada, China, Europe, Japan and Korea. Certain trademarks reside with EdiZONE, LLC, which is an entity owned by our founders, and are licensed to Purple while the trademark registration applications remain pending. When registered, those trademarks will be assigned to us.

We also have a number of common law trademarks, including Mattress Max™, WonderGel Original™, WonderGel Extreme™, DoubleGel™, DoubleGel Plus™, DoubleGel Ultra™, Roll n’ Go™, Fold N’ Go™, Purple Bed™, Purple Top™, Purple Pillow™, Portable Purple™, Everywhere Purple™, Simply Purple™, Lite Purple™, Royal Purple™, Double Purple™, Deep Purple™, Ultimate Purple™, Purple Back™, EquaGel Straight Comfort™, EquaGel General™, EquaGel Protector™ and EquaGel Adjustable™.

In addition, we maintain copyrights to past and present versions of purple.com, onpurple.com, equapressure.com, wondergel.com, marketing content, blogs, logos, graphics, videos and other marketing and promotional materials promoting our products.

We protect and enforce our intellectual property rights, including through litigation as necessary.

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Competition

The global bedding industry is mature and highly competitive, consisting of a large number of manufacturers, distributors and retailers. There are a few traditional competitors with significant share of an otherwise fragmented market. However, a growing number of non-traditional competitors are gaining traction in the DTC channel. Products in this industry include mattresses, mattress foundations, pillows, mattress protectors, sheets and other bedding accessories. Mattresses from our competitors are typically manufactured using one or more layers of springs, standard polyurethane foam, memory foam, air chambers or latex foam. Pillows are typically manufactured using polyurethane foam, memory foam, feathers, buckwheat, latex or polyester fiber.

The DTC market is highly fragmented, highly competitive and rapidly evolving. DTC competitors include, but are not limited to Casper, Leesa, Tuft & Needle, Saatva and Helix. Some key factors that impact competition in our industry include product features, effectiveness and reliability, marketing efficiency, brand recognition and reputation, expertise of sales and after-market support, pace of innovation and product roadmap, price of products and services, scale, and financial stability and ability to invest in innovation.

Seasonality and Cyclicality

Sales of our products fluctuate with periods of greater demand corresponding to different periods of the consumer spending cycle, holidays and seasonality. Our sales may also vary with the performance of the broader economy consistent with the market.

Our History

Tony and Terry Pearce and the founding team members have a twenty-four year history of developing innovative comfort technologies, machines and products. In 1989, the Pearce brothers created a partnership to develop high-tech carbon fiber sporting goods and wheelchairs. In the course of developing and testing wheelchair products, it was clear to the founding team that the core issue of wheelchair comfort could only be solved if the extreme case of compression sores was solved. This led them on a scientific journey to discover the root causes of pressure sores and how to mitigate this condition.

In 2010, our founding team launched what has become our current vertically integrated company. The first products sold were seat cushions. In 2013 we attempted to develop a king-size mattress using our improved Hyper-Elastic Polymer® material. The principal setback in developing king-size mattresses was that the entire surface of the mattress could not be covered using a single piece of Hyper-Elastic Polymer® material. Over the years and with substantial investment the team overcame this obstacle by creating the proprietary Mattress Max™ machine. We began selling our Purple brand of mattresses with a small test in late 2015 and at scale beginning in January 2016. Purple Innovation, LLC, based in Alpine, Utah, was organized as a Delaware limited liability company on May 26, 2010 under the name WonderGel, LLC. We changed our name to Purple Innovation, LLC on January 27, 2017.

Properties

We lease two manufacturing facilities in Alpine, Utah and Grantsville, Utah, which manufacture and distribute Purple® products. These factories have a total of 646,000 square-feet (15 acres under roof), including approximately 574,000 square-feet at our Grantsville, Utah facility and approximately 72,000 square-feet at our Alpine, Utah facility. We believe that these facilities will provide ample room to accommodate our future growth and expansion plans.

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Risk Factors

The risk factors related to our business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 41 of the Proxy Statement, which is incorporated herein by reference. In addition, the following risk factors have been updated since the filing of the Proxy Statement.

Purple’s level of indebtedness could adversely affect Purple’s and the Company’s ability to meet its obligations under its indebtedness, react to changes in the economy or its industry and to raise additional capital to fund operations.

As of September 30, 2017, Purple had total debt of $37,165 outstanding. On October 9, 2017, Purple entered into a credit agreement with Wells Fargo Bank, National Association, for a $10 million secured revolving loan facility. In connection with the Closing, the Wells Fargo facility was repaid in full and Purple entered into the $25.0 million Credit Agreement with the Lenders. As of February 5, 2018, approximately $25 million is outstanding under the Credit Agreement. Purple’s and the Company’s level of indebtedness could have important consequences to stockholders. For example, it could:

●	make it more difficult to satisfy our obligations with respect to our indebtedness, resulting in possible defaults on, and acceleration of, such indebtedness;

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness, thereby reducing the availability of such cash flows to fund working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

●	limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements or to carry out other aspects of its business;

●	limit our ability to make material acquisitions or take advantage of business opportunities that may arise; and

●	place us at a potential competitive disadvantage compared to its competitors that have less debt.

We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

Future operating flexibility is limited in significant respects by the restrictive covenants in the Credit Agreement, and we may be unable to comply with all covenants in the future.

The Credit Agreement imposes restrictions that could impede Purple’s and the Company’s ability to enter into certain corporate transactions, as well as increases our vulnerability to adverse economic and industry conditions, by limiting our flexibility in planning for, and reacting to, changes in our business and industry. These restrictions will limit our ability to, among other things:

●	make capital expenditures in excess of $20 million;

●	incur capital lease obligations in excess of $10 million;

●	enter into future asset-based loans in excess of $20 million;

●	guarantee additional debt;

●	pay dividends on capital stock or redeem, repurchase, retire or otherwise acquire any capital stock;

●	make certain payments, dividends, distributions or investments; and

●	merge or consolidate with other companies or transfer all or substantially all of Purple’s assets, other than with respect to the Business Combination.

In addition, the Credit Agreement contains certain negative covenants that restrict the incurrence of indebtedness unless certain incurrence-based financial covenant requirements are met. The restrictions may prevent Purple and the Company from taking actions that we believe would be in the best interests of the business and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Purple’s ability to comply with these restrictive covenants in future periods will largely depend on its ability to successfully implement its overall business strategy. The breach of any of these covenants or restrictions could result in a default, which could result in the acceleration of Purple’s debt. In the event of an acceleration of Purple’s debt, Purple could be forced to apply all available cash flows to repay such debt, which would reduce or eliminate distributions to us, which could also force us into bankruptcy or liquidation.

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Selected Financial Data

The following table contains summary historical financial and other data for Purple as of and for the years ended December 31, 2015 and 2016 derived from Purple’s audited financial statements for the years ended December 31, 2015 and 2016. The historical financial and other data as of and for the year ended December 31, 2014 are unaudited. The summary statements of operations for the nine months ended September 30, 2017 and 2016 and the balance sheet data as of September 30, 2017 have been derived from Purple’s unaudited interim condensed financial statements included elsewhere in this Current Report on Form 8-K. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the information contained under the headings “Purple Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About Purple” and in Purple’s audited financial statements and unaudited interim condensed financial statements and the related notes included elsewhere in this Current Report on Form 8-K.

$ in thousands	Nine Months Ended September 30,		Year Ended December 31,
	2017	2016	2016	2015	2014
	Unaudited	Unaudited			Unaudited
Income Statement Data:
Revenues, net	$133,820	$40,882	$65,473	$5,838	$4,305
Cost of revenues:
Cost of revenues	73,904	25,573	39,857	3,934	2,297
Related party royalty fees	—	3,611	4,139	520	391
Total cost of revenues	73,904	29,184	43,996	4,454	2,688
Gross profit	59,916	11,698	21,477	1,384	1,617
Operating expenses:
Marketing and sales	53,970	9,978	17,901	469	93
General and administrative	8,463	2,844	4,643	1,193	752
Research and development	904	522	792	62	3
Loss on disposal of property and equipment	10	—	23		—
Total operating expenses	63,347	13,344	23,359	1,724	848
Operating income (loss)	(3,431)	(1,646)	(1,882)	(340)	769
Other expense, net	(2)	(19)	(19)	(67)	(104)
Net income (loss)	$(3,433)	$(1,665)	$(1,901)	$(407)	$665

Balance Sheet Data (at end of period):
Cash and cash equivalents	$3,155		$4,013	$71	$256
Working capital	$(18,285)		$(6,119)	$(1,038)	$(522)
Total assets	$30,323		$18,842	$1,086	$1,348
Current liabilities	$36,846		$18,717	$2,117	$1,827
Long-term obligations	$37		$24	$—	$—
Member’s deficit	$(8,036)		$(813)	$(1,031)	$(478)

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of our financial condition and results of operations is provided in the Proxy Statement in the section entitled “Purple Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 186 of the Proxy Statement, which is incorporated herein by reference. In addition, the disclosure provided in the Proxy Statement has been updated below as of the Closing.

Liquidity and Capital Resources

Historically, we have financed our operations from cash flows from operations and borrowing availability under related-party notes. We have grown rapidly in 2016 and 2017 and such rapid growth has required additional capital resources to fund operations. Our primary cash needs consist of working capital, capital expenditures, member distributions and debt service. Our working capital needs depend upon the timing of our receipts from sales and payments to others as well as our capital and operating lease payment obligations. We had negative working capital of $(18.3) million and $(6.1) million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively. Our capital expenditures primarily relate to acquiring manufacturing equipment and maintaining it. Our capital expenditures were $5.7 million and $5.5 million for the nine months ended September 30, 2017 and the year ended December 31, 2016, respectively. We financed these capital expenditures through cash provided by operating activities. We currently expect our capital expenditures for our facilities and equipment to be approximately $7.0 million for fiscal year 2017. We currently expect our capital expenditures for our facilities and equipment to be between $15.0 million and $20.0 million in 2018.  We also expect to spend an additional $10.0 million to $15.0 million in the first quarter of 2018 in order to fund working capital requirements. Actual amounts for capital expenditures or capital needed to fund operations could differ significantly from current expectations because of operating needs, growth needs, regulatory changes, other expenses, or other factors.

During 2014, the Company received funds pursuant to related-party notes from InnoHold in the amount of $0.8 million. During the same period the Company was able to make payments on the related-party notes from InnoHold in the amount of $1.4 million.

During 2015, the Company received funds pursuant to related-party notes from InnoHold in the amount of $0.9 million with payments made on the related party notes in the amount of $0.8 million.

During 2016 in conjunction with the business combination of EquaPressure, all but $0.3 million of the related-party notes and accrued interest were forgiven and recorded as a member contribution.

During the nine months ended September 30, 2017, the $0.3 million principal plus accrued interest of the related-party notes payable to InnoHold was paid and the note extinguished.

Debt service consists of principal and interest payments on the outstanding balance of certain equipment loans and capital leases totaling $37,165 as of September 30, 2017. Subsequent to September 30, 2017, the Company entered into a $10 million debt facility with Wells Fargo Bank. The Company drew approximately $8.0 million under this facility and ultimately repaid the facility in connection with the Closing of the Business Combination. On February 2, 2018, we entered into the Credit Agreement and received approximately $24.0 million in proceeds after fees and original issue discounts.

On a net basis, we also added approximately $26 million in cash through the sale of equity as part of the closing of the Business Combination to our balance sheet to support future growth and operations. The equity sale transactions included as part of the closing of the Business Combination, as previously defined, include a net portion of the Coliseum Private Placement and Baleen Investment, as previously defined, as well as the net portion of the remaining 2015 IPO funds included in trust as of the Closing. Of the total of these funds, a portion was allocated to fees and InnoHold resulting in the approximate $26 million in net cash being added to our balance sheet via the closing of the Business Combination.

We believe that our cash flow from operations, together with other available sources of liquidity, will be sufficient to fund anticipated operating expenses and our other anticipated liquidity needs for the next twelve months, based on our current operating conditions. If we are unable to satisfy our liquidity and capital resource requirements, we may have to scale back, postpone or discontinue our growth strategies, which could result in slower growth or no growth, and we may run the risk of losing key suppliers, we may not be able to timely satisfy customer orders, and we may not be able to retain all of our employees. In addition, we may be forced to restructure our obligations to creditors or pursue work-out options.

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Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties. Adequate financing may not be available or, if available, may only be available on unfavorable terms. There is no assurance we will obtain the capital we require. As a result, there can be no assurance that we will be able to fund our current operations or growth strategies. In addition, future financings through equity investments are likely to be dilutive to our existing shareholders. Newly issued securities may include preferences or superior voting rights or be combined with the issuance of warrants or other derivative securities, which each may have additional dilutive effects. Furthermore, we may incur substantial costs in pursuing future capital and financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our growth strategy, maintain our growth and competitiveness or continue in business.

Following the closing of the Business Combination, we will be required to make certain payments to InnoHold under the Tax Receivable Agreement, which payments may have a material adverse effect on our liquidity and capital resources. We are currently unable to anticipate the amount of these payments due to the unpredictable nature of several factors, including the timing of exchanges, the market price of shares of our Class A Stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of income.

Credit Agreement with Coliseum

On February 2, 2018, Purple LLC entered into a Credit Agreement (the “Credit Agreement”) with Coliseum Capital Partners, L.P. (“CCP”), Blackwell Partners LLC – Series A (“Blackwell”) and Coliseum Debt Fund, L.P. (together with CCP and Blackwell, the “Lenders”), pursuant to which the Lenders agreed to make a loan to Purple LLC in an aggregate principal amount of $25 million (the “Loan”). The Loan was closed and funded in connection with the Closing of the Business Combination on February 2, 2018. As part of the Credit Agreement, the Sponsor agreed to assign to the Lenders an aggregate of 2,500,000 Sponsor Warrants to purchase 1,250,000 shares of Class A Stock.

The Loan bears interest at 12.0% per annum and matures on February 2, 2023. Any pre-payments in the first year are subject to a make-whole payment, while pre-payments in years two through four are subject to certain pre-payment penalties. In addition, Purple LLC may elect for interest in excess of 5.0% per annum to be capitalized and added to the principal amounts of the Loan. The Credit Agreement provides for certain remedies to the Lenders in the event of customary events of default.

The Credit Agreement also provides for standard indemnification of the Lenders and contains representations, warranties and certain covenants of Purple LLC. While any amounts are outstanding under the Credit Agreement, Purple LLC is subject to a number of affirmative and negative covenants, including covenants regarding dispositions of property, investments, business combinations or acquisitions, incurrence of additional indebtedness and transactions with affiliates, among other customary covenants. In particular, Purple LLC is restricted from (i) making capital expenditures in excess of $20 million, (ii) incurring capital lease obligations in excess of $10 million and (iii) incurring asset-based loans in excess of $20 million, subject to limited exceptions. Purple LLC is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.10 to this report and is incorporated by reference herein.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

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We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial assets.

Contractual Obligations

The following table sets forth our significant contractual obligations as of December 31, 2016:

	Total	2017	2018 - 2019	2020 - 2021	Thereafter

Note payable[1]	46,594	46,594	-	-	-
Capital Lease Obligations[2]	36,466	7,638	15,276	13,552	-
Operating Lease Obligations[3]	12,587,345	2,245,594	5,729,164	4,434,614	177,973
Related party notes payable[4]	300,000	300,000	-	-	-
Total	12,970,405	2,599,826	5,744,440	4,448,166	177,973

(1)	Amounts presented relate to a note payable to an unrelated entity that encumbered equipment assumed by the Company from InnoHold in December 2016. These amounts do not include debt drawn, or related interest, under a line of credit with Wells Fargo entered into in October 2017. Prior to the Business Combination, the outstanding principal balance under the line of credit was approximately $8 million, which amount was paid in full at Closing from proceeds retained at Purple LLC for working capital purposes. Further, these amounts do not include net loan proceeds received under the Coliseum Credit Agreement entered into on February 2, 2018. As of February 5, 2018, the outstanding principal balance under the Coliseum Credit Agreement was approximately $24.0 million, which amount is due and payable on February 2, 2023; interest payments related to this debt are expected to be approximately $3 million annually.

(2)	Capital lease obligations relate primarily to warehouse and office equipment.

(3)	Represents future monthly rental payment obligations under operating leases for corporate and warehouse facilities in Alpine, Utah and Grantsville, Utah. The Company's headquarters facility in Alpine, Utah is leased from TNT, an entity under common control with the Company. The lease was amended and restated in October 2017 and has an initial lease term of 10 years with the option for a 5 year extension period. The Company also leases a facility located in Grantsville, Utah for use primarily as manufacturing and warehouse space. The lease was entered into in August 2016 with a lease term of 66 months and expires in January 2022.

(4)	Prior to 2014, the Company entered into various revolving credit demand note payable agreements (“Demand Notes”) with InnoHold. These Demand Notes provided funds to the Company for general working capital needs. The Demand Notes allowed for additional proceeds to be provided to the Company as funds were needed and partial or full repayments by the Company if, and when, funds were available. The Demand Notes accrued interest at a rate of 7 percent per annum. In December 2016, the remaining $300,000 of Demand Notes were amended to be due on April 22, 2017 with interest accruing at 7 percent. The Demand Notes were paid in full in 2017.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to various market risks, which include potential losses arising from adverse changes in market rates and prices, such as interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

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Directors and Executive Officers

Biographical Information

As of the date hereof, Purple’s officers and directors are as follows:

Name	Age	Title
Terry V. Pearce	68	Director
Tony M. Pearce	61	Director
Samuel D. Bernards	41	Director and Chief Executive Officer
Jodi Deputy	44	Head of Purple People
Mitchell L. Edwards	59	Chief Business Development Officer
Daniel G. Hill	38	Chief Retail Officer
W. Alexander McArthur	40	Chief Marketing Officer
Casey K. McGarvey	58	Chief Legal Officer and Secretary
Wayne Moorehead	43	Chief Brand Officer
Charles A. Smith	49	Chief Operating Officer
Russ Whatcott	40	Director of Innovation
Mark Watkins	42	Chief Financial Officer and Treasurer
Gary DiCamillo	67	Director
Pano Anthos	59	Director
Claudia Hollingsworth	57	Director
Gary Kiedaisch	71	Director
Adam Gray	52	Director

Executive Officers

Terry V. Pearce is a co-founder of Purple and has served as a Manager of Purple since its inception in 2010 as WonderGel, LLC. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from the University of Utah. As a co-founder of Purple, Mr. Pearce brings to the Board his extensive knowledge of Purple and its products.

Tony M. Pearce is a co-founder of Purple and has served as a Manager of Purple since its inception in 2010 as WonderGel, LLC. Prior to founding Purple, Mr. Pearce was a manager of various technology companies owned by Mr. Pearce and his brother Terry Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Pearce holds a Bachelor’s of Science degree in Civil Engineering from Brigham Young University and a Master’s of Business Administration from the University of Phoenix. As a co-founder of Purple, Mr. Pearce brings to the Board his extensive knowledge of Purple and its products.

Samuel D. Bernards has served as the Chief Executive Officer of Purple since 2016. Prior to joining Purple, Mr. Bernards was a founding member of the venture capital firm Peak Ventures, where he worked as a principal from 2014 to 2016. From 2012 to 2014 he served as the Chief Innovation Officer of mycore, LLC, where he worked on developing core products and initial revenue streams. From 2006 to 2012 Mr. Bernards was employed in various positions with Wal-Mart Stores, Inc. related to supply chain management innovation and retail development, including as Senior Director of Innovation & Development from 2011 to 2012, during which time he led the development and launch of Walmart Express stores. Mr. Bernards holds a Bachelor’s of Science degree in Physics and a Master’s of Business Administration from Brigham Young University. Mr. Bernards brings experience to the Board from his role as Chief Executive Officer of Purple, as well as his experience helping numerous growth companies as a principal of Peak Ventures. Mr. Bernards is a nephew of Tony Pearce.

Jodi Deputy has served as Head of Purple People since 2016. Ms. Deputy has over 15 years of experience in human resource and organizational leadership, including as Vice President of Field Services for Jamberry from 2014-2015, Senior Director of Human Resources for inContact, Inc. from 2012 to 2014, and a variety of human resource management positions for GE Healthcare from 2002 to 2012, including serving as Human Resources Manager for GE Healthcare’s Healthcare Information Technologies division from 2009 to 2012. Ms. Deputy obtained a Bachelor’s of Science degree in Public Health from Utah State University and holds a Master’s of Business Administration from Brigham Young University.

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Mitchell L. Edwards has served as the Chief Business Development Officer for Purple since July 2017. Mr. Edwards has over 20 years of experience as an executive of hi-tech, internet and consumer electronics companies. Prior to joining Purple, Mr. Edwards served as Senior Vice President and General Counsel of Overstock.com from July 2015 to April 2016 and as Acting Chief Executive Officer for Overstock.com from April 2016 to July 2016; a consultant for Tofana Partners from 2013 to 2015; Chief Financial Officer and General Counsel for Razer, Inc. from 2012 to 2013; Chief Financial Officer and General Counsel for Skullcandy, Inc. from 2010 to 2012; and several other tech and e-commerce companies. Mr. Edwards was also previously a partner at Brobeck, Phleger & Harrison in Los Angeles and San Francisco. Mr. Edwards holds a J.D. from Stanford Law School and received a B.A./M.A. in Jurisprudence and International Business Law from Oxford University, where he was a Marshall Scholar. Mr. Edwards also holds a B.A. in economics from Brigham Young University.

Daniel G. Hill has served as Purple’s Chief Retail Officer since 2015. Prior to serving as the Chief Retail Officer, he was the President of Purple from its inception in 2010 as WonderGel, LLC to 2015. He also served as the President of one of the various technology companies owned by Terry and Tony Pearce known as EquaPressure, LLC, until it was combined into Purple. From 2004 to 2015, Mr. Hill worked for various technology companies also owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Mr. Hill attended Brigham Young University, where he obtained a Bachelor’s of Science degree in Psychology. Mr. Hill is the son-in-law of Tony Pearce.

W. Alexander McArthur has served as the Chief Marketing Officer of Purple since 2016 . He has over 10 years of experience in managing internet and traditional marketing. Prior to joining Purple, Mr. McArthur served in marketing management positions for several startups in the e-commerce industry, including as Vice President of Digital Marketing at Modere from 2014 to 2016, an independent marketing consultant from 2012 to 2014, Vice President of Digital Marketing at Purch from 2011 to 2012, Vice President at SEO.com from 2009 to 2010 and Vice President of Internet Marketing at OrangeSoda from 2006 to 2009. Mr. McArthur studied Communications at Brigham Young University.

Casey K. McGarvey has served as the Chief Legal Officer and General Counsel of Purple since its inception in 2010 as WonderGel, LLC. He also has served as General Counsel of various technology companies owned by Terry and Tony Pearce, including EdiZONE, LLC, focused on developing advanced cushioning technology. Prior to joining Purple and EdiZONE, Mr. McGarvey was a shareholder, partner or of counsel at several law firms. Mr. McGarvey has a Bachelor’s of Arts in political science, a Juris Doctor and an Executive Master’s of Business Administration, each from the University of Utah.

Wayne Moorehead has served as the Chief Brand Officer of Purple since February 2017. Mr. Moorehead has over 15 years of experience in marketing and brand development. Prior to joining Purple, Mr. Moorehead served as a strategic advisor at SUCCESS Magazine from 2015 to 2017, as Chief Strategist at Hint Creative from 2013 to 2017, as Chief Marketing Officer at Nature’s Sunshine Products from 2012-2013, as a brand strategist at Case Agency from 2010 to 2012, and as Chief Marketing Officer at MonaVie from 2005 to 2010, and in other marketing roles at other companies from 2000 to 2005. Mr. Moorehead holds a Bachelor’s of Science degree in Marketing Communications and Advertising and a Master’s of Business Administration, with an emphasis in marketing, both from Brigham Young University.

Charles A. Smith has served as the Chief Operating Officer of Purple since July 2017. Mr. Smith has over 25 years of experience in operations and engineering. Prior to joining Purple, Mr. Smith served as the Managing Partner of Milestone Management Partners from 2015 to 2017 and as Vice President of Global Operations at Morinda from 2009 to 2015. Mr. Smith holds a Bachelor of Science degree in Technology Management from Utah Valley University, a Master’s of Business Administration from Brigham Young University, and a Master’s of Business Operational Excellence from The Ohio State University.

Russ Whatcott has served as the Director of Innovation for Purple since 2017. Prior to joining Purple, Mr. Whatcott served as the Chief Engineer for EdiZONE, LLC, which is an affiliate of Purple, from 2005. Mr. Whatcott obtained a Bachelor’s of Science degree in Manufacturing Engineering Technology and a Master’s degree in Manufacturing Systems, both from Brigham Young University.

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Mark Watkins has served as Chief Financial Officer since November 2017. Prior to joining Purple, Mr. Watkins served as the Chief Financial Officer at Traeger Grills, a post he held from March 2015 through October 2017. From 2002 through March 2015, he held various positions at Nu Skin Enterprises, Inc. (NYSE: NUS), including Vice President of Sales Operations and Vice President of Finance. Prior to joining Nu Skin, Mr. Watkins worked at the accounting firm of PricewaterhouseCoopers LLP, where he performed financial statement audits. Mr. Watkins holds a Master’s and a Bachelor’s in Accounting from Brigham Young University.

Non-Executive Directors

Gary T. DiCamillo served as one of GPAC’s directors since GPAC’s initial public offering. Since June 2017, he has served as President and Chief Executive Officer of Universal Trailer Corporation, a manufacturer of leading lifestyle and utility trailer brands. Since January 2010, Mr. DiCamillo has been the managing partner of Eaglepoint Advisors, LLC, a privately held advisor to boards and chief executive officers in matters of strategy, organization and the management of business transition issues. Prior to that he was the former president and chief executive officer of Advantage Resourcing (formerly known as RADIA International), a group of privately held technical, professional and commercial staffing companies based in Dedham, Massachusetts, from 2002 until August 2009. Previously, he was chairman and chief executive officer at the Polaroid Corporation from 1996 to 2002. He also has served as president of Worldwide Power Tools and Accessories at Black & Decker Corporation from 1986 to 1996 and before that as vice president/general manager for Culligan U.S.A., a division of Beatrice Corporation. He began his career in brand management at Procter & Gamble Co., followed by several years as a manager at McKinsey & Company. Mr. DiCamillo was elected as a director of Whirlpool Corporation (NYSE:WHR) in 1997 and served as chairman of its audit committee from April 2013 to April 2017. He continues to serve as a director of Whirlpool Corporation. He also served as a board member of The Sheridan Group, Inc., a digital and analog printing company, from May 1989 until February 2017; a board member of Pella Corp., a window and door manufacturer, from 1993 until 2007, then again from May 2010 until the present, where he has chaired the compensation committee since May 2015; a board member of Berkshire Manufactured Products Corp., a manufacturer of aircraft engine parts, from February 2011 to September 2015, where he chaired the audit committee from May 2012 to September 2015; a board member of Universal Trailer Corp., a manufacturer of horse, livestock and cargo trailers for farm, recreational, and commercial markets, since March 2011 and a board member of Select Staffing Corp., a commercial and specialty contract staffing company, from May 2014 to August 2016, where he has chaired the compensation committee. He serves on the boards of trustees at Rensselaer Polytechnic Institute, the Museum of Science in Boston, Spoleto Festival USA and Spoleto Festival, USA and previously served as a board member of the Massachusetts Business Roundtable. Mr. DiCamillo is a graduate of Harvard Business School where he earned an MBA. He also holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute. Mr. DiCamillo is a member of GPAC’s Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational, financial and management background.

Pano Anthos served as one of GPAC’s directors since GPAC’s initial public offering. Since August 2015, Mr. Anthos has been the Managing Director of XRC Labs and XRC Fund, a retail and consumer goods technology accelerator based in New York City and co-sponsored by Parsons School of Design and Kurt Salmon. Since October 2011, Mr. Anthos has been a partner of Eaglepoint, running their digital transformation practice. He has over 25 years of technology Chief Executive Officer and founder experience, having built new businesses in B2B and B2C markets across Web, social, mobile and gaming platforms. Since November 2012, Mr. Anthos has also been a co-founder of GatherEducation, a virtual reality classroom platform that recreates the physical classroom online to enable great teachers to teach students on low bandwidth, 3G networks. From September 2010 to October 2011, Mr. Anthos founded and ran Guided Launch, an advisory firm that incubated startups in the media and advertising spaces. From 2007 to August 2010, Mr. Anthos founded Hangout Industries, the first virtual reality gaming platform on Facebook, leveraging real world fashion brands and partners such as Conde Nast, Steve Madden and Paige Denim to generate brand experiences for over its players. From 2003 to 2006, Mr. Anthos founded Pantero, a semantic web integration platform that major telecom and insurance companies use to integrate multiple disparate systems. From 1984 to 2001, Mr. Anthos co-founded and built Clearcross, a global logistics platform to manage cross border shipments for global manufacturers and e-commerce companies in over 20 countries. Mr. Anthos also served on the board of directors of FCA International. Mr. Anthos holds an MIA from Columbia University, was an International Fellow and holds a BA from the University of Delaware. Mr. Anthos is a member of the Sponsor. He is well-qualified to serve on our board of directors due to his extensive operational and management background.

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Gary A. Kiedaisch was appointed to our board of directors immediately following the closing of the Business Combination. Mr. Kiedaisch has over thirty years of experience in managing international consumer products companies specializing in sports and outdoor recreation. He has served as the Executive Chairman of BigMouth Inc. since 2016. Through 2015 and 2016, Mr. Kiedaisch partnered with CID Capital Partners to identify BigMouth, Inc. as an acquisition target and negotiate the transaction. Upon the closing of CID Capital Partners’ acquisition of BigMouth, Inc., Mr. Kiedaisch assumed the role of Executive Chairman. From 2008 to 2014, Mr. Kiedaisch was the Chairman and CEO of Igloo Products Corporation. From 2004 to 2007, Mr. Kiedaisch served as the President and CEO of The Coleman Company, Inc. Earlier in his career, Mr. Kiedaisch also served as the CEO for multiple other consumer products and outdoor recreation companies, including Nike Bauer Hockey, Bolle Eyewear and Stowe Mountain Resort. We believe that Mr. Kiedaisch is well-qualified to serve on our board of directors due to his extensive operational and management background with consumer product companies, as well as his prior experience serving as a director for other consumer products companies.

Claudia Hollingsworth was appointed to our board of directors immediately following the closing of the Business Combination. Ms. Hollingsworth has thirty years of experience in managing manufacturers, wholesalers and retailers of consumer products. Since November 2016, she has served as Chief Executive Officer of i2CEO, a c-level consulting company. From July 2012 to October 2016 she served as Chief Executive Officer of Gump’s San Francisco, a luxury home furnishing apparel and jewelry multi-channel retailer. From May 2011 to June 2012, Ms. Hollingsworth served as Chief Executive Officer of i2CEO. Prior to that, she served as of president of H.D. Buttercup from July 2007 to May 2011 and CEO and president of GBH, Inc. from March 2004 to July 2007. Earlier in her career she held various executive management positions with Michael Anthony Jewelers, M.Z. Berger and OroAmerica.

Adam Gray was appointed to our board of directors following the closing of the Business Combination. Mr. Gray is a co-founder of Coliseum Capital Management, LLC, a private firm that makes long-term investments in both public and private companies, and has been a managing partner of the firm since December 2005. Coliseum Capital Management, LLC, is the investment manager of the Coliseum Investors and Coliseum Co-Invest Debt Fund, L.P. Mr. Gray has served as non-executive Chairman of Redflex Holdings Limited since February 2014 and a director since December 2013; has been non-executive Chairman of the Pas Group Limited since August 2017 and a director since February 2016; and on the board of directors of New Flyer Industries, Inc. since March 2012. Mr. Gray served on the board of directors of Blue Bird Corporation from February 2015 until September 2017, DEI Holdings, Inc. from February 2009 until its sale in June 2011, and Benihana Inc. from September 2010 until its sale in August 2012. From January 2005 until November 2005, Mr. Gray was a consultant for a private investment firm. From 2003 to 2004, Mr. Gray served as Executive Vice President, Strategic Projects and Capital Management at Burger King Corp, and from 1993 to 2003, held several executive positions with the Metromedia Restaurant Group, comprised of S&A Restaurant Corp. and Metromedia Steakhouses Company, LP, which included the Bennigan’s, Steak & Ale, Ponderosa and Bonanza restaurant concepts. Prior to that time, Mr. Gray served as an Associate at Kluge & Co. and an analyst in Morgan Stanley’s Merchant Banking Group. Mr. Gray holds both a BSE in Finance from the Wharton School of Business and a BS in Mechanical Engineering from the School of Engineering & Applied Science at the University of Pennsylvania.

Board of Directors

Our board of directors consists of eight directors who have been elected or appointed to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our board of directors (including a vacancy created by an increase in the size of the board of directors) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of stockholders and until such director’s successor is elected and qualified.

We are a “controlled company” under the rules of the NASDAQ because more than 50% of our outstanding voting power is held by InnoHold. The rules of NASDAQ exempt a “controlled company” from certain corporate governance rules relating to director independence and committees and we intend to rely on certain of these exemptions. While a controlled company is not required to have a majority of independent directors on its board of directors, our bylaws provide that our board of directors shall consist of a majority of independent directors unless otherwise determined by a unanimous vote of our board of directors or unless our bylaws are amended by our stockholders. Our board of directors has determined that Messrs. Anthos, DiCamillo, Gray and Kiedaisch and Ms. Hollingsworth are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

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Committees of the Board of Directors

The standing committees of our board of directors will consist of an Audit Committee. The Audit Committee will report to the board of directors as it deems appropriate and as the board may request. The composition, duties and responsibilities of this committee is expected to be as set forth below. We intend to make a copy of the committee charter available on our website at http://www.purple.com. The information on this website is not part of this Current Report on Form 8-K.

Audit Committee

Our Audit Committee consists of Mr. DiCamillo, Mr. Kiedaisch and Ms. Hollingsworth. Our board of directors has determined that each of these directors qualifies as an independent director according to the rules and regulations of the SEC and NASDAQ listing requirements with respect to audit committee membership. Our board of directors has also determined that Mr. DiCamillo qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. In connection with the consummation of the Business Combination, we have amended the charter of our Audit Committee detailing the principal function of the Audit Committee to be as follows:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The charter will also provide that the Audit Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Audit Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

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Compensation Committee

We intend to rely upon the “controlled company” exception relating to the Compensation Committee requirements under the rules of the NASDAQ. Pursuant to this exception, we will be exempt from the rules that would otherwise require that we have a Compensation Committee.

Nominating and Corporate Governance Committee

We intend to rely upon the “controlled company” exception relating to the Nominating and Corporate Governance Committee requirements under the rules of the NASDAQ. Pursuant to this exception, we will be exempt from the rules that would otherwise require that we have a Nominating and Corporate Governance Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website http://www.purple.com upon the completion of the Business Combination. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. This website and the information on this website are not part of this Current Report on Form 8-K.

Risk Oversight

Our board of directors will oversee the Company’s business post-Business Combination and consider the risks associated with business strategy and decisions. Our Audit Committee will also provide risk oversight and report any material risks to our board of directors.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of shares of common stock of the Company as of the Closing Date by:

●	each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Stock or Class B Stock;

●	each of our current executive officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Class A Stock		Class B Stock
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Outstanding Class A Stock Beneficially Owned	Shares Beneficially Owned	Percentage of Outstanding Class B Stock Beneficially Owned
Global Partner Sponsor I LLC (Sponsor)(2)	2,935,000	25.9%	-	*
Coliseum Investors and Coliseum Co-Invest Debt Fund, L.P.(3)	8,184,999	65.1%	-	*
Baleen Capital (4)	1,345,000	13.1%	-	*
Greenhaven Road Capital Fund 1, L.P. (5)	1,400,000	13.6%	-	*
Royce Value Trust, Inc.(6)	875,000	8.7%	-	*
David Capital Partners Fund, LP and Pleiades Investment Partners – DC, L.P.(7)	630,000	6.3%	-	*
InnoHold, LLC(8)	-	*	44,071,318	100%
Terry V. Pearce(8)	-	*	44,071,318	100%
Tony M. Pearce(8)	-	*	44,071,318	100%
Adam Gray(3)	8,184,999	65.1%	-	*
Gary DiCamillo(9)	102,095	1.1%	-	*
Pano Anthos(10)	14,785	*	-	*
Gary Kiedaisch	-	*	-	*
Claudia Hollingsworth	-	*	-	*
Samuel D. Bernards(11)	-	*	-	*
Jodi Deputy(11)	-	*	-	*
Mitchell L. Edwards(11)	-	*	-	*
Daniel G. Hill(11)	-	*	-	*
W. Alexander McArthur(11)	-	*	-	*
Casey K. McGarvey(11)	-	*	-	*
Wayne Moorehead(11)	-	*	-	*
Charles A. Smith(11)	-	*	-	*
Russ Whatcott(11)	-	*	-	*
Wayne Moorehead(11)	-	*	-	*
All directors and executive officers (17 individuals)	8,301,879	65.8%	44,071,318	100%

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*         Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 123 East 200 North, Alpine, Utah 84004. The table above does not include the Company’s 15,525,000 publicly traded warrants as none of the individuals presented hold such warrants.

(2)	Consists of (i) 1,293,750 shares of Class A Stock held by the Sponsor, of which 646,875 shares of Class A Stock are subject to vesting and forfeiture in accordance with the terms described below, and (ii) 1,641,250 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by the Sponsor. The business address of the Sponsor is 1 Rockefeller Plaza, 10th Floor, New York, New York 10020. The shares of Class A Stock subject to vesting will be forfeited eight years from the Closing, unless any of the following events (each a “Triggering Event”) occurs prior to that time:(i) the closing price of the Class A Stock on the principal exchange on which it is listed is at or above $12.50 for 20 trading days over a thirty trading day period (subject to certain adjustments), (ii) a change of control of the Company, (iii) a “going private” transaction by the Company pursuant to Rule 13e-3 under the Exchange Act or such other time as the Company ceases to be subject to the reporting obligations under Section 13 or 15(d) of the Exchange Act, or (iv) the time that the Company’s Class A Stock ceases to be listed on a national securities exchange. Such shares of Class A Stock will no longer be subject to forfeiture upon the occurrence of a Triggering event.

(3)	Consists of (i) 3,837,635 shares of Class A Stock held by Coliseum Capital Partners, L.P. (“CCP”), of which 468,817 shares of Class A Stock are subject to vesting and forfeiture in accordance with the terms described below, (ii) 1,370,668 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by CCP, (iii) 1,000,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by Coliseum Co-Invest Debt Fund, L.P. (“CCDF”), (iv) 1,456,115 shares of Class A Stock held by Blackwell Partners LLC – Series A (“Blackwell”), of which 178,057 shares of Class A Stock are subject to vesting and forfeiture in accordance with the terms described below, and (v) 520,581 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by Blackwell. The shares of Class A Stock subject to vesting will be forfeited eight years from the Closing, unless any of the following events (each a “Triggering Event”) occurs prior to that time:(i) the closing price of the Class A Stock on the principal exchange on which it is listed is at or above $12.50 for 20 trading days over a thirty trading day period (subject to certain adjustments), (ii) a change of control of the Company, (iii) a “going private” transaction by the Company pursuant to Rule 13e-3 under the Exchange Act or such other time as the Company ceases to be subject to the reporting obligations under Section 13 or 15(d) of the Exchange Act, or (iv) the time that the Company’s Class A Stock ceases to be listed on a national securities exchange. Such shares of Class A Stock will no longer be subject to forfeiture upon the occurrence of a Triggering event. Adam Gray, a director of the Company, is (i) the manager of Coliseum Capital, LLC, which is the general partner of CCP and CCDF and (ii) the managing partner of Coliseum Capital Management, LLC, which is the attorney-in-fact of Blackwell, and Mr. Gray has voting and dispositive control over such securities held by CCP, CCDF and Blackwell. Mr. Gray disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of each of CCP, CCDF, Blackwell and Mr. Gray is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(4)	Consists of (i) 557,500 shares of Class A Stock held by Baleen Capital Fund LP (“BCF”), (ii) 418,125 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by BCF, (iii) 50,000 shares of Class A Stock issuable upon the exercise of Public Warrants held by BCF, (iv) 182,500 shares of Class A Stock held by Baleen Capital Investors II LLC (“BCI”), and (v) 136,875 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by BCI. The business address of each of BCF and BCI is 404 5th Avenue, Floor 3, New York, New York 10018.

(5)	Consists of (i) 800,000 shares of Class A Stock and (ii) 600,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants. The business address of Greenhaven Road Capital Fund 1, LP is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

(6)	Consists of (i) 500,000 shares of Class A Stock and (ii) 375,000 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held in the name of Canoe & Co. The business address of Royce Value Trust, Inc. is 745 Fifth Avenue, New York, New York 10151.

(7)	Consists of (i) 135,000 shares of Class A Stock held by David Capital Partners Fund, LP (“DCPF”), (ii) 101,250 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by DCPF, (iii) 225,000 shares of Class A Stock held by Pleiades Investment Partners – DC, L.P. (“PIP”), and (iv) 168,750 shares of Class A Stock issuable upon the exercise of Sponsor Warrants held by PIP. Each of DCPF and PIP is managed by David Capital Partners, LLC. The business address of DCPF is 737 N. Michigan Avenue, Suite 1405, Chicago, Illinois 60611. The business address of PIP is 6022 West Chester Pike, Newtown Square, Pennsylvania 19073

(8)	The shares of Class B Stock held by InnoHold, LLC are beneficially owned by Terry Pearce and Tony Pearce, who serve as directors of the Company. Each of Terry and Tony Pearce may be deemed to beneficially own the shares of Class B Stock held by InnoHold, LLC. Voting and disposition decisions with respect to such securities are made jointly by Terry and Tony Pearce. Each of Terry and Tony Pearce disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(9)	Mr. DiCamillo, through his holdings in Global Partner Sponsor I LLC (the “Sponsor”), has a pecuniary interest in (i) 55.904 Founder Shares and (ii) warrants to purchase 46,191 shares of Class A Stock. The address of the reporting person is 1 Rockefeller Plaza, 10th Floor, New York, New York 10020.

(10)	Mr. Anthos, through his holdings in the Sponsor, has a pecuniary interest in (i) 13.370 Founder Shares and (ii) warrants to purchase 1,415 shares of Class A Stock. The address of the reporting person is 1 Rockefeller Plaza, 10th Floor, New York, New York 10020.

(11)	This employee currently owns interests in InnoHold, LLC which, upon vesting and the satisfaction of other requirements, will give the employee the right to receive a certain number of shares of Class B Stock of the Company. The number of shares of Class B Stock such employee will be entitled to is unknown at this time.

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Executive Compensation

The Company has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. Emerging growth companies comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act, which require compensation disclosure for Purple’s principal executive officer and the next two most highly-compensated executive officers.

The tabular disclosure and discussion that follow describe GPAC’s and Purple’s executive compensation program during the three most recently completed fiscal years, ended December 31, 2017 and December 31, 2016 with respect to Purple’s “named executive officers,” who are:

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers for services performed during 2017 and 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(5)	Stock and Option Awards	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(4)	Total
Terry V. Pearce,	2017	$298,333	$869	$0	$0	$24,890	$324,092
Co-Director of Research and Development(2)(3)	2016	230,000	0	0	25,292	30,839	286,131
Tony M. Pearce,	2017	298,333	0	0	0	52,439	350,772
Co-Director of Research and Development(2)(3)	2016	230,000	0	0	25,292	52,062	307,354
Samuel D. Bernards	2017	260,000	869	0	1,500	14,122	276,491
Chief Executive Officer	2016	75,833	0	0	0	0	75,833
Casey K. McGarvey	2017	301,535	869	0	1,500	12,054	315,958
Chief Legal Officer & Secretary	2016	314,655	0	0	0	14,312	328,967
W. Alexander McArthur	2017	252,499	869	0	1,500	13,921	268,790
Chief Marketing Officer	2016	195,000	0	0	0	0	195,000

Notes

(1)	The figures shown for non-equity incentive plan compensation represent cash bonuses paid to named executive officers that are tied to financial and operational objectives that were achieved within the applicable fiscal year.

(2)	Prior to Mr. Bernards joining Purple in 2016, Terry and Tony Pearce jointly served as Chief Executive Officer of Purple.

(3)	These officers also served as directors of Purple in 2016 and 2017 but did not receive compensation for their service as directors.

(4)	“All other compensation” for fiscal 2017 is comprised of the following:

For Mr. Terry Pearce, $717 related to dental insurance; $2,208 related to the payment of personal utilities expenses; and $21,966 related to personal landscaping services.

For Mr. Tony Pearce, $17,571 related to medical, health and dental insurance; $1,190 related to the payment of personal utilities expenses; $21,966 related to personal landscaping services; and $11,712 related to personal freight charges.

For Mr. Bernards, $14,122 related to medical, health and dental insurance.

For Mr. McGarvey, $12,054 related to medical, health and dental insurance.

For Mr. McArthur, $13,921 related to medical, health and dental insurance.

“All other compensation” for fiscal 2016 is comprised of the following:

For Mr. Terry Pearce, $814 related to dental insurance; $12,637 related to the payment of personal utilities expenses; and $17,388 related to personal landscaping services.

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For Mr. Tony Pearce, $22,037 related to medical, health and dental insurance; $12,637 related to the payment of personal utilities expenses; and $17,388 related to personal landscaping services.

For Mr. McGarvey, $14,312 related to medical, health and dental insurance.

(5)	“Bonus” for fiscal 2017 was comprised of an $869 discretionary bonus for each of Messrs. Terry Pearce, Bernards, McGarvey and McArthur.

Overview

We intend to develop an executive compensation program designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success.

Decisions on the executive compensation program will be made by disinterested members of our Board of Directors. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Board of Directors. The executive compensation program actually adopted will depend on the judgment of the members of the Board of Directors and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Board of Directors will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: a base salary, cash bonuses and long-term incentive-based compensation in the form of equity-based awards.

Base Salary

Purple’s named executive officers’ base salaries will continue as described in the Summary Compensation Table above, subject to the terms of new employment agreements entered into in connection with the consummation of the Business Combination with each of the Purple named executive officers as further described under “Employment Agreements, Non-Competition and Non-Solicitation Agreements” below and will be reviewed annually by the Board of Directors based upon advice and counsel of its advisors.

Bonuses

We intend to use cash bonuses for Purple’s named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Near the beginning of each year, the Board of Directors will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers in its sole discretion, subject to the terms of their employment agreements. Following the end of each year, the Board of Directors will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers in its sole discretion and subject to ratification by the board of directors.

Stock-Based Awards

We intend to use stock-based awards to reward long-term performance of the named executive officers and certain key employees. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of the named executive officers with the interests of our stockholders and serve to motivate and retain these individuals. Stock-based awards will be awarded under the Purple Innovation, Inc. 2017 Equity Incentive Plan, which has been adopted by our board of directors and approved by our stockholders at the special meeting of stockholders.

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The purpose of this plan will be to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, directors and consultants equity-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders.

The Purple Innovation, Inc. 2017 Equity Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock and other stock-based awards.

Directors, officers and other employees and subsidiaries and affiliates, as well as others performing consulting or advisory services for the Company and its subsidiaries, will be eligible for grants under the Purple Innovation, Inc. 2017 Equity Incentive Plan.

The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Purple Innovation, Inc. 2017 Equity Incentive Plan or with respect to which awards may be granted may not exceed 4,100,000, which is approximately 7.5% of our Common Stock following the completion of the Business Combination, assuming (i) there are no redemptions and no new equity awards, (ii) the exchange of all Class B Units and shares of Class B Stock issued as Equity Consideration and (iii) the vesting of all shares.

Employment Agreements, Non-Competition and Non-Solicitation Agreements

Concurrently with the consummation of the Business Combination, Terry Pearce and Tony Pearce each entered into employment agreements with the Company.

Pursuant to their respective agreements, Terry Pearce and Tony Pearce were engaged as Co-Directors of Research and Development of the Company. The employment agreements have an initial term through December 31, 2021 (the “Initial Employment Term”) and will be automatically renewable unless terminated by the Company or the employee. Under the employment agreements, the employees are entitled to receive compensation at the rate of $300,000 per year in 2017, increasing annually by $20,000 and by a minimum of $20,000 per year commencing in 2022. In addition, the employee is entitled to receive bonuses and certain benefits. The employment agreements provide, among other things, that the employees are not required to work a particular number of hours for the Company or to be based at any particular location. The employment agreements also provide certain post-employment benefits if a termination arises without cause (as defined) by the Company or with good reason (as defined) by the employee. In such events, the employee would be entitled to be paid all accrued obligations, together with a lump sum payment equal to the amount of salary and benefits from the termination date until the end of the Initial Employment Term or, if the termination occurs following the Initial Employment Term, during the calendar year in which such termination occurred. In addition, the employment agreements provide for the payment of certain benefits upon the death, permanent disability or incapacity of the employee.

Terry Pearce and Tony Pearce are also directors of the Company and indirectly control a majority of the voting shares of the Company.

The foregoing summary of the employment agreements with Terry Pearce and Tony Pearce does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such employment agreements, copies of which are attached as Exhibits 10.6 and 10.7, respectively, to this report and are incorporated by reference herein.

Mr. Bernards served as the Chief Executive Officer of Purple before the Business Combination and will continue to serve as the Chief Executive Officer of the Company. Pursuant to that certain letter agreement, dated September 27, 2016, Mr. Bernards is employed by Purple at will. Mr. Bernards’ current annual base salary is $260,000. Pursuant to the letter agreement, he is eligible to participate in Purple’s key employee incentive plan and also received 4.00% of the profit interests of Purple through Purple Team, LLC and certain ancillary benefits. We expect that the board of directors of the Company will negotiate a new employment agreement with Sam Bernards in accordance with normal corporate governance practices.

Other Compensation

We expect to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. We also expect to continue to provide certain perquisites to the named executive officers, subject to the Board of Directors’ ongoing review.

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Profits Interest Plan

Purple previously awarded profits interests to Purple Team LLC and Purple Team LLC awarded an equivalent number of Purple Team LLC profits interests to certain Company employees, including 4,000,000 profits interests to Sam Bernards, 1,000,000 to Casey McGarvey and 1,000,000 to W. Alexander McArthur. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple and Purple Team LLC and (c) ratifying consents of Purple and Purple Team LLC. In connection with the Business Combination, Purple Team LLC merged with and into InnoHold and the profits interests previously issued to Purple Team LLC were cancelled and the members of Purple Team LLC received profits interests in InnoHold, on substantially the same terms as the Purple Team LLC profits interests previously issued. The profits interests vest ratably over the period set forth in the award agreement. However, holders of vested profits interests will receive no economic benefit until the holders of InnoHold’s preferred units receive their preferred return provided in InnoHold’s Amended and Restated Operating Agreement. The profits interests are subject to a $135 million threshold before they are eligible to participate in any economic benefits. These profits interests make up approximately 8.9% of InnoHold’s outstanding units.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly-paid executive officers (other than a company’s chief executive officer and chief financial officer) of a publicly-traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We expect our policy will be that compensation paid to our executive officers will not be subject to this limit on deductibility for federal income tax purposes to the extent feasible. However, to retain highly skilled executives and remain competitive with other employers, the Board of Directors may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the Company and its stockholders.

Outstanding Equity Awards at Fiscal 2017 Year End

Purple did not have any outstanding equity awards at December 31, 2017.

Director Compensation

Purple did not pay any director fees in 2015, 2016 or 2017. Compensation earned by directors was earned in their capacity as named executive officers and is described above. As of the date of this Current Report on Form 8-K, the compensation arrangements for the Board have not been determined. Any such arrangement will be reviewed and approved by the Board of Directors of the Company and will be publicly disclosed by the Company when such arrangements are approved.

Compensation Committee Interlocks and Insider Participation

During the years ended December 31, 2016 and December 31, 2017, decisions regarding the compensation of our named executive officers were made by the managers of Purple LLC, Terry Pearce and Tony Pearce, who also served as executive officers of Purple LLC. Going forward, the determination of compensation for our named executive officers will be made by disinterested members of our Board of Directors.

Director Independence

We have eight directors serving on our board of directors. Our Class A Common Shares are listed on the NASDAQ Capital Market. Using the definition of independence set forth in the rules of NASDAQ, our board of directors has determined that four of our directors are independent: Pano Anthos, Gary DiCamillo, Adam Gray, Gary A. Kiedaisch and Claudia Hollingsworth.

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Certain Relationships and Related Transactions, and Director Independence

Review and Approval of Related Party Transactions

Given the closely held nature of Purple’s business to this point, it has not yet had a policy for reviewing related party transactions. However, going forward, Purple intends to review all relationships and transactions in which Purple and certain related persons, including its founders, directors, named executive officers, and their immediate family members, are participants, to determine whether such persons have a direct or indirect material interest. Purple’s legal and accounting departments will have responsibility for the development and implementation of processes and controls to obtain information from the founders, directors and named executive officers with respect to related party transactions and for then determining, based upon the facts and circumstances, whether Purple or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to Purple or the related party are disclosed in this Current Report on Form 8-K and will continue to be disclosed going forward. In addition, a disinterested majority of the full Board of Directors or Audit Committee will review and approve any related party transaction that is required to be disclosed.

Related Party Transactions

Purple leases its facilities in Alpine, Utah from TNT Holdings, LLC, which is beneficially owned by Tony Pearce and Terry Pearce. The total amount of rent incurred to TNT Holdings, LLC for the building lease on the Alpine facility in 2016 and the nine months ended September 30, 2017 were $911,787 and $698,970, respectively.

On December 15, 2016, Purple and EdiZONE, LLC, which is beneficially owned by Tony Pearce and Terry Pearce, entered into an amended and restated license agreement to terminate certain royalties owed by Purple to EdiZONE, LLC and license back certain intellectual property to EdiZONE on a fully paid and royalty-free basis. This agreement was terminated effective December 27, 2016 pursuant to the Termination of Restated Confidential Technology License Agreement between EdiZONE and Purple, for itself and on behalf of EquaPressure, LLC.

On December 15, 2016, EquaPressure, LLC, a wholly owned subsidiary of Purple, and EdiZONE, LLC entered into an amended and restated license agreement to terminate certain royalties owed by EquaPressure, LLC to EdiZONE, LLC and license back certain intellectual property to EdiZONE on a fully paid and royalty-free basis. This agreement was terminated effective December 27, 2016 pursuant to the Termination of Restated Confidential Technology License Agreement between EdiZONE and Purple, for itself and on behalf of EquaPressure, LLC.

Effective December 27, 2016, Purple and EdiZONE, LLC executed a confidential assignment and license back agreement, pursuant to which certain intellectual property owned by EdiZONE was assigned to Purple and a subset of such intellectual property (related to non-consumer fields and consumer fields of use currently licensed to third parties) was licensed back on a fully paid and royalty-free basis to EdiZONE from Purple to enable EdiZONE to continue licensing such intellectual property to third party licensees. All royalties on such third-party licenses are paid directly to EdiZONE without any payments going back to Purple. On March 3, 2017, a confirmatory assignment for patents and a confirmatory assignment for trademarks was executed by EdiZONE (as assignor) and Purple (as assignee) as separate short-form documentation of the intellectual property assignments reflected in the confidential assignment and license back agreement for filing with the USPTO. The effect of this agreement is subject to change with the expiration/termination of third-party licenses related to the licensed intellectual property from EdiZONE.

Also effective December 27, 2016, Purple and EdiZONE, LLC entered into an Exclusive License Agreement, pursuant to which EdiZONE provided Purple with an exclusive, paid up and irrevocable license to certain trademarks owned by EdiZONE. On April 11, 2017, certain of the trademarks licensed to Purple were assigned by EdiZONE to Purple under an assignment agreement.

Purple previously awarded profits interests to Purple Team LLC and Purple Team LLC awarded an equivalent number of Purple Team LLC profits interests to certain Company employees, including 4,000,000 profits interests to Sam Bernards, 1,000,000 to Casey McGarvey and 1,000,000 to W. Alexander McArthur. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple and Purple Team LLC and (c) ratifying consents of Purple and Purple Team LLC. In connection with the Business Combination, Purple Team LLC merged with and into InnoHold and the profits interests previously issued to Purple Team LLC were cancelled and the members of Purple Team LLC received profits interests in InnoHold, on substantially the same terms as the Purple Team LLC profits interests previously issued. The profits interests vest ratably over the period set forth in the award agreement. However, holders of vested profits interests will receive no economic benefit until the holders of InnoHold’s preferred units receive their preferred return provided in InnoHold’s Amended and Restated Operating Agreement. The profits interests are subject to a $135 million threshold before they are eligible to participate in any economic benefits. These profits interests make up approximately 8.9% of InnoHold's outstanding units.

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On February 10, 2017, Purple entered into a Shared Services Agreement with EdiZONE, LLC, effective January 1, 2017, pursuant to which each of Purple and EdiZONE agreed to provide certain operational and administrative support services. Pursuant to the Shared Services Agreement, Casey McGarvey, Purple’s Chief Legal Officer, and other employees of Purple provide services to EdiZONE, LLC. Mr. McGarvey also provides similar services to InnoHold, LLC, the controlling member of Purple. In the nine months ended September 30, 2017, Purple did not pay to or receive from EdiZONE, LLC any amounts under this agreement.

In December 2016, Purple and InnoHold executed an Equity Transfer Agreement pursuant to which InnoHold transferred to Purple all of the issued and outstanding equity of EquaPressure, LLC. In consideration of the EquaPressure, LLC equity, InnoHold forgave a note from Purple to InnoHold, in part via conversion to equity, and Purple issued a new demand note to InnoHold due April 22, 2017 in the amount of $300,000 with interest at 7%. Purple paid the demand note in full on April 21, 2017 by paying Tony and Terry Pearce at the request of InnoHold. In connection with the Equity Transfer Agreement, and effective December 15, 2016, EquaPressure, LLC assigned to Purple an agreement between EquaPressure and certain customers of EquaPressure.

On November 1, 2017, Purple and EdiZONE executed an Amended and Restated Confidential Assignment and License Back Agreement, pursuant to which EdiZONE assigned substantially all of its intellectual property to Purple and Purple licensed back to EdiZONE such intellectual property for use outside the consumer comfort and cushioning field of use reserved by Purple. EdiZONE also agreed to notify Purple of any breach of a third party license agreement relating to consumer comfort intellectual property or consumer comfort products and Purple reserved the right to enforce EdiZONE’s rights with respect to such violations, provided that Purple agreed to pay the costs of such enforcement and to indemnify EdiZONE for any losses arising therefrom. EdiZONE further agreed not to extend such third party licenses or waive any such violations, or to settle any claim with respect thereto, without Purple’s consent. In addition, EdiZONE also agreed to not sell or transfer any of its assets or assign any intellectual property or licenses relating to certain consumer comfort products and related intellectual property without Purple’s consent. EdiZONE has agreed not to use any intellectual property in the consumer comfort or cushioning field of use, subject only to its existing third party licenses.

On February 2, 2018, in connection with the Closing, the Company entered into the Exchange Agreement with InnoHold, which provides for the exchange of Class B Units and of Class B Stock issued in connection with the Business Combination into shares of Class A Stock. The initial exchange ratio will be (i) one Class B Unit plus (ii) one share of Class B Stock for one share of Class A Stock, in each case subject to certain adjustments.

On February 2, 2018, in connection with the Closing, the Company entered into the Tax Receivable Agreement with InnoHold. Pursuant to the Tax Receivable Agreement, the Company is required to pay InnoHold 80% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change of control of the Company) as a result of the increases in tax basis and certain other tax benefits related to the payment of the Cash Consideration pursuant to the Merger Agreement and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock. The Company would retain the remaining 20% of cash savings, if any, realized. All payments of tax savings to InnoHold will be the Company’s obligation, and not that of Purple LLC.

On February 2, 2018, in connection with the Closing, the Company entered into the Registration Rights Agreement with InnoHold and the Parent Representative. Under the Registration Rights Agreement, InnoHold holds registration rights that obligate the Company to register for resale under the Securities Act, all or any portion of the Equity Consideration (including Class A Stock issued in exchange for the Equity Consideration pursuant to the Exchange Agreement) (the “Registrable Securities”) so long as such shares are not then restricted under the Lock-Up Agreement. InnoHold is entitled to make a written demand for registration under the Securities Act of all or part of its Registrable Securities (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, the Company shall give notice to InnoHold as to the proposed filing and offer InnoHold an opportunity to register the sale of such number of Registrable Securities as requested by InnoHold in writing. In addition, subject to certain exceptions, InnoHold is entitled under the Registration Rights Agreement to request in writing that the Company register the resale of any or all of its Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

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On February 2, 2018, in connection with the Closing, InnoHold and Tony Pearce and Terry Pearce, who together own a majority of InnoHold (collectively with InnoHold, the “Sellers”), entered into the Non-Competition Agreement with the Company, Purple LLC and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”). Pursuant to the Non-Competition Agreement, for a period from the Closing until three years thereafter (or if later, until the one year anniversary of the date on which the Sellers, their affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of the Company or any of its subsidiaries (the “Termination Date”)), each Seller and its affiliates will not, without the Company’s prior written consent, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of), an entity that engages in the business of (i) designing and manufacturing comfort technology products worldwide to improve how people sleep, sit, and stand, including mattresses, pillows, platform bases and cushions, and (ii) marketing, licensing and selling its products worldwide through direct-to-consumer, traditional retail channels and partnerships (collectively, the “Business”) anywhere in the world, subject to certain specified exceptions for existing relationships. However, the Covered Parties and their affiliates are permitted under the Non-Competition Agreement to own passive portfolio company investments of no more than 2% in a competitor of the Covered Parties, so long as the Sellers, their affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of the Covered Parties are not involved in the management or control of such competitor.

On February 2, 2018, in connection with the Closing, InnoHold entered into a lock-up agreement with the Company and the Parent Representative (“Lock-Up Agreement”) with respect to the equity securities of both the Company and Purple LLC received in the Business Combination (the “Restricted Securities”). Pursuant to the Lock-Up Agreement, InnoHold agreed that it will not, from the Closing until the earliest of (x) the one year anniversary of the Closing, (y) the date on which the last sale price of the Class A Stock (or any successor publicly traded common equity security) equals or exceeds $12.00 per share (as equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (z) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange either equity holdings in us for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of its Restricted Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). However, InnoHold is allowed to transfer any of its Restricted Securities under certain limited exceptions, including to affiliates, to family members or to its equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement. InnoHold is also permitted to transfer the Restricted Securities pursuant to an underwritten public offering to which all of the parties to the Lock-Up Agreement shall have consented.

As described above, Purple does not yet have procedures for reviewing related party transactions. Accordingly, none of the listed transactions was approved according to the procedures that we describe will be implemented going forward.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details and, post-Business Combination, the amended charter of the Audit Committee of the post-Business Combination will provide, the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

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Legal Proceedings

On January 9, 2018, Chris Knudsen filed a complaint against the Company in the Fourth Judicial District Court of the State of Utah. Mr. Knudsen is a former consultant to the Company. His contract with the company ended in March 2016. Mr. Knudsen alleges that the Company orally agreed before the end of his consulting contract to appoint him as its chief executive officer beginning April 2016. Mr. Knudsen also contends that the Company orally agreed to immediately issue him 4% of the Company’s equity at the time of his appointment as Chief Executive Officer. Mr. Knudsen alleges that the Company breached these alleged oral agreements when it did not appoint him as Chief Executive Officer on April 1, 2016 and did not provide any equity interests to him. Mr. Knudsen alleges that the Company owes him a sum of $44 million for his purported equity stake in the Company, plus interest, based on an initially announced $1.1 billion valuation. Mr. Knudsen also seeks declaratory relief that he owns the 4% equity position in the Company. The Company has not yet responded to the complaint. The Company denies that it reached an agreement with Mr. Knudsen for him to assume the role of CEO, denies that it reached an agreement to provide equity to Mr. Knudsen, believes that this lawsuit is without merit and intends to vigorously contest it. The Company maintains insurance to defend against claims of this nature, which management believes is adequate to cover the cost of its defense of Mr. Kndusen’s claims.

On March 23, 2017, the Company filed its First Amended Complaint against Honest Reviews, LLC (“HMR”), Ryan Monahan (“Mr. Monahan”) and GhostBed, Inc. (“GhostBed”) (collectively, the “Defendants”), alleging that the Defendants are working together on a competitive campaign to intentionally disseminate false and misleading statements regarding the safety of the Company’s mattresses, while at the same time failing to disclose to the public the fact that Mr. Monahan has, since 2015, provided significant digital marketing services to GhostBed, for which his company received substantial compensation. The Defendants have published a number of articles and related materials claiming, without substantiation, that the non-toxic anti-tack powder used in connection with the Company’s products can cause respiratory distress, exacerbate asthma or other respiratory conditions, and cause cancer or even death. Defendants have widely published these materials, including on the HMR website, honestmattressreviews.com, and all of associated HMR social media pages. GhostBed has alleged a number of counterclaims against the Company but, at this state of the litigation, management believes it unlikely that the Company will be liable or owe damages to GhostBed. On September 22, 2017, the United States District Court in Utah issued a preliminary injunction requiring full disclosure of the relationship between GhostBed and Monahan on the HMR website and social media, to remove certain prior articles and other content regarding the Company, the anti-tack powder, and the lawsuit from the HMR website and social media, and requiring that any future posts by the Defendants regarding the Company or the lawsuit be accompanied by a full disclosure of the relationship between Monahan and GhostBed. Despite the Court’s issuance of the preliminary injunction, the Company is unable to determine, at this stage, the possible outcome of the litigation.

The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any such pending or threatened proceedings, or any amount that the Company might be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company.

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Market Price and Dividends on our Common Equity and Related Stockholder Matters

Market Information

Price Range of Securities

The Company’s Class A Stock and warrants are listed on The NASDAQ Capital Market under the symbols “PRPL” and “PRPLW,” respectively. The Class A Stock and warrants began separate trading on NASDAQ on August 13, 2015. The following table includes the high and low sales prices for our units, Class A Stock and warrants for the periods presented.

	Common Stock		Warrants
	High	Low	High	Low
2016
First Quarter	$10.00	$9.56	$0.25	$0.15
Second Quarter	$9.86	$9.51	$0.22	$0.14
Third Quarter	$10.00	$9.65	$0.29	$0.15
Fourth Quarter	$9.95	$9.46	$0.35	$0.21
2017
First Quarter	$10.50	$9.84	$0.65	$0.24
Second Quarter	$10.05	$9.93	$0.36	$0.11
Third Quarter	$10.10	$9.49	$0.86	$0.20
Fourth Quarter	$10.10	$9.35	$1.25	$0.65
2018
First Quarter(1)	$12.38	$9.55	$1.28	$0.39

(1)      Through February 7, 2018.

Holders

As of the date hereof, there were approximately 4 holders of record of the Company’s Class A Stock and one holder of record of the Company’s Class B Stock. This number does not include an undetermined number of stockholders whose stock is held in “street” or “nominee” name.

As of the date hereof, there are 12 holders of record of our warrants.

The Company’s Class A Stock is listed on the NASDAQ Capital Market under the symbol “PRPL.”

Dividends

GPAC has never declared or paid any cash dividends to its stockholders, while Purple before the Business Combination made periodic distributions to its members.

Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings, if any, for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, we do not anticipate the board of directors declaring any dividends in the foreseeable future.

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Securities Authorized for Issuance Under Equity Compensation Plans

On February 2, 2018, the stockholders of Global Partner Acquisition Corp. approved the Purple Innovation, Inc. 2017 Equity Incentive Plan. Under the terms of the plan, there are 4,100,000 shares of Class A Stock available for issuance under the plan.

Recent Sales of Unregistered Securities

Information about unregistered sales of GPAC’s equity securities is set forth in Part II, Item 15 of Amendment No. 2 to GPAC’s Registration Statement on Form S-1 (File No. 333-204907) filed with the SEC on July 27, 2015, in Part II, Item 2 of GPAC’s Quarterly Report on Form 10-Q filed with the SEC on September 10, 2015, under Item 3.02 of GPAC’s Current Report on Form 8-K filed with the SEC on August 4, 2015, and in Part II, Item 2 of GPAC’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2015.

The description about the Coliseum Private Placement from Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company’s common stock issued in the Coliseum Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The description of the Stock Consideration under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company’s common stock issued as Stock Consideration and in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Description of Capital Stock

Our authorized capital stock consists of 300 million shares of common stock, including 210 million shares of Class A Stock, par value of $0.0001 per share and 90 million shares of Class B Stock, par value of $0.0001 per share, and 5 million shares of undesignated preferred stock, $0.0001 par value per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, there were 53,751,686 shares of common stock outstanding, including 9,682,855 shares of Class A Stock and 44,071,318 shares of Class B Stock, held of record by approximately 4 holders of Class A Stock and 1 holder of Class B Stock, no shares of preferred stock outstanding and 28,340,000 warrants outstanding held of record by approximately 12 holders of warrants. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

The following is a summary of the rights of our common and preferred stock and some of the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our outstanding warrants, our registration rights agreements and the Delaware General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, the warrant and registration rights agreements, copies of which have been filed as exhibits to this Current Report on Form 8-K, as well as the relevant provisions of the Delaware General Corporation Law.

Common Stock

Class A Common Stock

Holders of Class A Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of Class A Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) upon the completion of our initial business combination, subject to the limitations described herein.

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Class B Common Stock

Holders of Class B Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The Class B Stock is not entitled to receive dividends, if declared by the Board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the Company in excess of the par value of such stock. In addition, the Class B Stock may only be issued to and held by InnoHold and its permitted transferees (collectively, the “Permitted Holders”).

At any time Purple issues a Class B Unit to a Permitted Holder, the Company will issue a share of Class B Stock to such Permitted Holder. Upon the exchange of a Class B Unit pursuant to the Exchange Agreement for a share of Class A Stock, the corresponding share of Class B Stock will be automatically cancelled for no consideration. Shares of Class B Stock may only be transferred to a person other than the Company or Purple if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Founder Shares

The Founder Shares are identical to the shares of Class A Stock sold in GPAC’s initial public offering, and holders of these shares have the same stockholder rights as public stockholders, except that the Founder Shares are subject to certain transfer restrictions described below.

Pursuant to a letter agreement, the Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of the Business Combination, or earlier if, subsequent to the Business Combination, the last sale price of our Class A Stock equals or exceeds $12.00 per share (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after the business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, the Founder Shares will be released from the lock-up on the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our the Business Combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor has agreed to subject 646,876 shares of Class A Stock owned by it to vesting and forfeiture based on the Class A Stock price performance of the post-Business Combination company over eight years following consummation of the Business Combination (the “Vesting Period”). These shares will vest and no longer be subject to forfeiture on the first day the closing price of the Class A Stock is at or above $12.50 (subject to adjustments for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days over a 30 trading day period immediately preceding such day during the Vesting Period. In addition, these shares will immediately vest upon a change of control or liquidation of the Company or certain other events. Any shares that do not vest during the Vesting Period will be forfeited by the Sponsor at the expiration of the Vesting Period. The Sponsor will continue to be entitled to voting rights and dividends on these shares until vesting. In addition, the Sponsor will forfeit 1,293,750 shares of Class A Stock currently owned by it. Further, in connection with the Coliseum Private Placement, the Sponsor assigned 1,293,750 shares of Class A Stock to the Coliseum Investors, including 646,874 shares of Class A Stock subject to vesting.

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Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Stock and Class B Stock have exclusive voting power for the election of directors and all other matters requiring stockholder action. Holders of Class A Stock and Class B Stock are entitled to one vote per share on matters to be voted on by stockholders.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one-half of one share of our Class A Stock at a price of $5.75 per half share ($11.50 per full share), subject to adjustment as discussed below, at any time after March 4, 2018. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of the Class A Stock. For example, if a warrantholder holds one warrant to purchase one-half of a share of Class A Stock, such warrant will not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share of the Class A Stock. Warrants must be exercised for a whole share. The warrants will expire February 2, 2023, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Stock upon exercise of a warrant unless Class A Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

●	if, and only if, the reported last sale price of the Class A Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

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If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $24.00 redemption trigger price as well as the $5.75 (for each half share) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, GPAC’s Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock or any voting rights until they exercise their warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of our Class A Stock to be issued to the warrant holder.

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Sponsor Warrants

Pursuant to a letter agreement, the Sponsor Warrants will not be released except to permitted transferees until March 4, 2018. During the lock-up period, the Sponsor Warrants will not be transferable, other than (a) to GPAC’s officers or directors, any affiliates or family members of any of GPAC’s officers or directors, any members of GPAC’s Sponsor, or any affiliates of GPAC’s Sponsor, (b) by gift to a member of one of the members of GPAC’s Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of GPAC’s Sponsor’s immediate family, to an affiliate of GPAC’s Sponsor or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of one of the members of GPAC’s Sponsor; (d) pursuant to a qualified domestic relations order; (e) by virtue of the laws of the state of Delaware or GPAC’s Sponsor’s limited liability company agreement upon dissolution of GPAC’s Sponsor; or (f) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. The Sponsor Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the public warrants, except that such warrants may be exercised by the holders on a cashless basis. If the Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, the Sponsor Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” means the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by GPAC’s Sponsor or its affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. In connection with the Baleen Investment and the Coliseum Private Placement and Coliseum Credit Agreement, GPAC’s Sponsor assigned to the Coliseum Investors, Coliseum Co-Invest Debt Fund, L.P., and the Baleen Investors an aggregate of 9,532,500 Sponsor Warrants to purchase 4,766,250 shares of Class A Stock. After giving effect to such assignment, the Sponsor holds 3,282,500 Sponsor Warrants to purchase 1,641,250 shares of Class A Stock.

The Public Warrants and the Sponsor Warrants (including the Sponsor Warrants assigned to the Coliseum Investors, Coliseum Co-Invest Debt Fund, L.P., and the Baleen Investors) are subject to that certain Warrant Agreement, dated July 29, 2015, between Continental Stock Transfer & Trust Company and the Company, a copy which is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Registration Rights

The description of the Registration Rights Agreement, the Baleen Registration Rights Agreement and the Coliseum Registration Rights Agreement under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Dividends

Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of the Class A Stock will be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor, and will share equally on a per share basis in such dividends and distributions. Holders of Class B Stock are not entitled to share in any such dividends or other distributions.

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Liquidation, Dissolution and Winding Up

In the event of any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Class A Stock will be entitled to receive all remaining assets of the Company available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of the Class B Stock will not be entitled to receive any portion of any such assets of the Company in excess of the par value of such stock in respect of their shares of Class B Stock.

Preemptive or Other Rights

In connection with the Coliseum Private Placement, we granted to the Coliseum Investors preemptive rights for the future sale of Company securities. So long as the Coliseum Investors hold at least 50% of the shares of Class A Stock acquired in the Coliseum Private Placement, the Coliseum Investors are entitled to purchase up to their pro rata share of all equity securities issued by the Company, subject to certain exceptions.

The Coliseum Subscription Agreement provides the Coliseum Investors (and any other funds or accounts managed by Coliseum Capital Management, LLC) with a right of first refusal to provide all, but not less than all, of any of the following financings by the Company or any of its subsidiaries: (i) preferred equity financing with a preference to or over any of the terms of the Company’s common stock and (ii) any debt financing with a principal amount outstanding (together with all other debt provided by lender or group of lenders) greater than or equal to $10 million, other than (x) the replacement or refinancing of existing indebtedness or (y) an asset based loan on customary terms with an all in interest rate of not greater than 5% per year, by the Company or any of its subsidiaries.

Other than the Coliseum Investors, stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Class A Stock and Class B Stock.

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “merger” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “merger” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the merger is approved by our board of directors and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent and Registrar

Our transfer agent and registrar is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. Their telephone number is (212) 845-4000.

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Indemnification of Directors and Officers

Our certificate of incorporation provides that none of our directors will be personally liable to us, or our stockholders, for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is, or threatened to be, made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers.

We have entered into indemnification agreements with each of our executive officers and directors that require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The foregoing summary of the indemnification agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the indemnification agreement, a copy of which is attached as Exhibit 10.9 to this report and is incorporated by reference herein.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other than the matters disclosed in the section above titled “Legal Proceedings,” there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be require or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Reference is made to the description of the Credit Agreement set forth under Item 1.01 Entry into A Material Definitive Agreement of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Upon the closing of the Merger, GPAC issued 44,068,831 shares of Class B Stock to InnoHold. The issuance of the securities was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) as a transaction by an issuer not involving any public offering.

Reference is made to the disclosure set forth regarding under the heading “Coliseum Private Placement” under Item 1.01 Entry into A Material Definitive Agreement of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. The issuance of the securities in the Coliseum Private Placement was deemed to be exempt from registration under the Securities Act in reliance upon section 4(a)(2) of the Securities as a transaction by an issuer not involving any public offering.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On February 2, 2018, the Company filed a Second Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”) with the Secretary of State of the State of Delaware. The material terms of the Amended Certificate and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Proposal No. 2 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation To Increase GPAC’s Authorized Common Stock and Preferred Stock, Including the Establishment of Class B Stock” beginning on page 125 of the Proxy Statement, “Proposal No. 3 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation To Rename GPAC’s Outstanding Common Stock” beginning on page 128 of the Proxy Statement, “Proposal No. 4 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to Eliminate the Classification of the Board of Directors” beginning on page 130 of the Proxy Statement, “Proposal No. 5 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation to Adopt Delaware As Exclusive Forum For Certain Legal Actions” beginning on page 132 of the Proxy Statement, “Proposal No. 6 — Approval of Amendment to GPAC’s Amended and Restated Certificate of Incorporation To Change GPAC’s Name” beginning on page 134 of the Proxy Statement, “Proposal No. 7 — Approval of Amendments to GPAC’s Amended and Restated Certificate of Incorporation To Effect Certain Changes Relating to our Transition to an Operating Company” beginning on page 135 of the Proxy Statement and “Proposal No. 8 — Approval of Certain Additional Non-Substantive Changes to GPAC’s Amended and Restated Certificate of Incorporation” beginning on page 137 of the Proxy Statement, which are incorporated by reference herein.

A copy of the Amended Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, the Company amended and restated its bylaws. A copy of the Amended and Restated Bylaws of Purple Innovation, Inc. is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Previous independent registered public accounting firm:

On February 2, 2018, the Board’s Audit Committee confirmed, recommended and approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2017 and December 31, 2016 and for the period from May 19, 2015 (date of inception) to December 31, 2015, Withum’s audit report on GPAC’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles except as follows: such audit reports for the fiscal years ended December 31, 2017 and December 31, 2016 contained an explanatory paragraph in which Withum expressed substantial doubt as to GPAC’s ability to continue as a going concern if GPAC did not complete a business combination by the deadline set forth in GPAC’s certificate of incorporation. During the fiscal years ended December 31, 2017 and December 31, 2016 and for the period from May 19, 2015 (date of inception) to December 31, 2015, and the subsequent period through the date of Withum’s dismissal, (i) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between GPAC and Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference in connection with Withum’s opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K. We have given permission to Withum to respond fully to the inquiries of the successor auditor. We furnished a copy of this disclosure to Withum and have requested that Withum furnish us with a letter addressed to the SEC stating whether such firm agrees with the above statements or, if not, stating the respects in which it does not agree. We have received the requested letter from Withum, and a copy of the letter is filed with this Current Report on Form 8-K as Exhibit 16.1.

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(b) New independent registered public accounting firm:

On February 2, 2018, as part of the change in independent registered public accounting firms described in Section (a) above, the Board’s Audit Committee confirmed, recommended and approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2018. BDO USA, LLP was the auditor of Purple LLC prior to the Business Combination and provided audit opinions in connection with Purple LLC’s financial statements for the years ended December 31, 2016 and 2015.

During the two most recent fiscal years and through February 2, 2018, GPAC has not consulted with BDO USA, LLP regarding either (1) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the financial statements of GPAC, or (2) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K or the type of audit opinion that might be rendered on the financial statements of GPAC.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the Closing of the Business Combination, three of GPAC’s directors, William Kerr, Paul Zepf and Jeffrey Weiss, resigned, and, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the remaining directors (i) increased the size of the Board of Directors of the Company to eight directors and (ii) appointed as replacements the new directors of the Company, as set forth in Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K.

On February 2, 2018, in connection with the Closing of the Business Combination, the Company entered into a Board Observer and Indemnification Agreement (the “Observer Agreement”) with Paul Zepf, pursuant to which Mr. Zepf agreed to serve as a non-voting observer to the Board of Directors and provide advice and input with respect to actions taken by the Board of Directors and the committees thereof. The Company will compensate Mr. Zepf for his services in the same amount and manner as if he were an independent director and member of each committee of the Board of Directors. The foregoing summary of the Observer Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Observer Agreement, a copy of which is attached as Exhibit 10.19 to this report and is incorporated by reference herein.

The Coliseum Subscription Agreement provided that the Company would commit to elect or appoint a designee of CCP to become a member of the board of directors of the Company following the closing of the Business Combination. In connection with the Closing, the Board of Directors of the Company adopted resolutions increasing the number of directors of the Company to eight and appointing Adam Gray, a manager of CCP, as a director.

The Chief Executive Officer, Paul Zepf, and the Chief Financial Officer, Andrew Cook, tendered their resignations, effective immediately upon the Closing, and the new executive officers of the Company, as set forth in Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, were appointed, effective as of the Closing. For certain biographical and other information, including a description of employment or other agreements, regarding the newly appointed officers and directors, and current chief executive officer and treasurer, see the disclosure under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K in the section titled “Directors and Executive Officers”, which disclosure is incorporated herein by reference.

For information regarding (i) any material plan, contract or arrangement in which any of the Company’s directors is a party or participates that was entered into or materially amended in connection with the Business Combination and any grant or award made to any of the Company’s directors under any such plan, contract or arrangement and (ii) any material compensatory plan, contract or arrangement in which the Company’s principal executive officer, principal financial officer, executive officer named in a Summary Compensation Table in the Proxy Statement or other comparable officer participates or is a party, any material amendment to any such plan, contract or arrangement and any material grant or award to any such person under any such plan, contract or arrangement, see (a) the section in the Proxy Statement entitled “Proposal No. 9 – Approval and Adoption of the Equity Incentive Plan” beginning on page 138, (b) the section in the Proxy Statement entitled “Management After the Business Combination—Executive Compensation” beginning on page 203, (c) the section in the Proxy Statement entitled “Information About Purple—Executive Compensation” beginning on page 184, (d) the section in the Proxy Statement entitled “Information About Purple—2017 Director Compensation” beginning on page 185, (e) the section in the Proxy Statement entitled “Information About GPAC—Executive Compensation” beginning on page 163, (f) “Item 1.01. Entry Into a Material Agreement” in this Current Report on Form 8-K, (g) “Item 2.01. Completion of Acquisition or Disposition of Assets— Executive Compensation” in this Current Report on Form 8-K, (h) “Item 2.01. Completion of Acquisition or Disposition of Assets— Director Compensation” in this Current Report on Form 8-K, (i) the Employment Agreement, dated February 2, 2018, between the Company and Tony Pearce, included in this report as Exhibit 10.6 and (j) the Employment Agreement, dated February 2, 2018, between the Company and Terry Pearce, included in this report as Exhibit 10.7, all of which information is incorporated herein by reference.

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ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 2, 2018, immediately following the Closing, the Company amended and restated its certificate of incorporation and bylaws in their entirety. The amended and restated certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The amended and restated bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference. The amendments made to our certificate of incorporation are described on pages 125 to 137 of the Proxy Statement, which is incorporated by reference herein.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Upon the Closing of the Merger on February 2, 2018, the Company ceased to be a “shell company” as defined in Rule 12b-2 of the Exchange Act. See the disclosure under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On February 2, 2018, GPAC held a special meeting of its stockholders at which the following actions were approved:

(1)	To a adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (the “Business Combination Proposal”);

(2)	To amend and restate our amended and restated certificate of incorporation to, among other things:

●	increase our authorized Common Stock and preferred stock, including the establishment of Class B Stock;

●	rename our outstanding Common Stock to Class A Stock;

●	eliminate the classification of our board of directors;

●	designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for specified legal actions (the “Delaware Forum Proposal”);

●	change our name from “Global Partner Acquisition Corp.” to “Purple Innovation, Inc.”;

●	change certain provisions related to our transition to an operating company; and

●	provide for certain additional non-substantive changes.

(3)	To approve and adopt the Purple Innovation, Inc. 2017 Equity Incentive Plan (the “Incentive Plan Proposal”);

(4)	To approve, for purposes of complying with applicable NASDAQ Capital Market listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock (the “Share Issuance Proposal”); and

(5)	To approve and adopt a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

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The voting results for each of these proposals are set forth below:

●	GPAC’s stockholders approved the Business Combination Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,783,989	1,348,623	0	0

●	GPAC’s stockholders approved the proposal to increase our authorized Common Stock and preferred stock, including the establishment of Class B Stock, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,380,691	1,648,626	103,295	0

●	GPAC’s stockholders approved the proposal to rename our outstanding Common Stock to Class A Stock, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,380,705	1,648,626	103,281	0

●	GPAC’s stockholders approved the proposal to eliminate the classification of our board of directors, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
13,279,314	300,003	103,295	0

●	GPAC’s stockholders approved the Delaware Forum Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,380,708	1,648,623	103,281	0

●	GPAC’s stockholders approved the proposal to change our name from “Global Partner Acquisition Corp.” to “Purple Innovation, Inc.”, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,380,708	1,648,623	103,281	0

●	GPAC’s stockholders approved the proposal to change certain provisions related to our transition to an operating company, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,380,708	1,648,623	103,281	0

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●	GPAC’s stockholders approved the proposal to provide for certain additional non-substantive changes, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,380,708	1,648,623	103,281	0

●	GPAC’s stockholders approved the Incentive Plan Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,678,604	1,350,727	103,281	0

●	GPAC’s stockholders approved the Share Issuance Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
12,380,708	1,648,623	103,281	0

●	GPAC’s stockholders approved the Adjournment Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
11,934,151	2,095,180	103,281	0

ITEM 8.01 OTHER EVENTS

On February 6, 2018, the Company announced that it had expanded its Board of Directors to eight directors and appointed Adam Gray to its Board of Directors. The press release is attached as Exhibit 99.4 hereto and is incorporated into this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of Purple at December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 and the unaudited financial statements of Purple at December 31, 2014 and for the year ended December 31, 2014 are attached to this Current Report on Form 8-K as Exhibit 99.1, which are incorporated herein by reference. The unaudited financial statements as of September 30, 2017 and for the nine months ended September 30, 2017 and September 30, 2016 are attached to this Current Report on Form 8-K as Exhibit 99.2, which are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and for the nine months ended September 30, 2017 give pro forma effect to the Business Combination as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 assumes that the Business Combination was completed on September 30, 2017.

The unaudited pro forma condensed combined financial information is attached to this Current Report on Form 8-K as Exhibit 99.3.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits.

See the Exhibit Index following the signature page of this Current Report, which is incorporated by reference here.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2018	PURPLE INNOVATION, INC.

	By:	/s/ Samuel D. Bernards
Samuel D. Bernards
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated November 2, 2017, by and among Global Partner Acquisition Corp., PRPL Acquisition, LLC, Purple Innovation, LLC, InnoHold, LLC and Global Partner Sponsor I LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on November 3, 2017)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated January 8, 2018, by and among Global Partner Acquisition Corp., Purple Innovation, LLC, PRPL Acquisition, LLC and other parties named therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on January 8, 2018)

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

4.1	Form of Class A Common Stock certificate

4.2	Form of Class B Common Stock certificate

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1/A filed with the SEC on July 13, 2015)

4.4	Warrant Agreement, dated July 29, 2015, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-37523) filed with the SEC on August 4, 2015)

10.1	Exchange Agreement, dated February 2, 2018, by and between Purple Innovation, Inc., Purple Innovation, LLC and InnoHold, LLC

10.2	Tax Receivable Agreement, dated February 2, 2018, by and between Purple Innovation, Inc. and InnoHold, LLC

10.3	Registration Rights Agreement, dated February 2, 2018, by and among Purple Innovation, Inc., InnoHold, LLC and Global Partner Sponsor I LLC

10.4	Non-Competition and Non-Solicitation Agreement, dated February 2, 2018, by and among Purple Innovation, Inc., InnoHold, LLC, Purple Innovation, LLC, Terry Pearce and Tony Pearce

10.5	Lock-Up Agreement, dated February 2, 2018, by and among Purple Innovation, Inc., InnoHold, LLC and Global Partner Sponsor I LLC

10.6#	Employment Agreement, dated February 2, 2018, between Purple Innovation, Inc. and Tony Pearce

10.7#	Employment Agreement, dated February 2, 2018, between Purple Innovation, Inc. and Terry Pearce

10.8#	Purple Innovation, Inc. 2017 Equity Incentive Plan

10.9	Form of Indemnification Agreement

10.10	Credit Agreement, dated February 2, 2018, between Purple Innovation, LLC, Coliseum Capital Partners, L.P., Blackwell Partners, LLC and Coliseum Co-Invest Debt Fund, L.P.

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10.11	Parent Guaranty, dated February 2, 2018, between Purple Innovation, Inc., Coliseum Capital Partners, L.P. and Blackwell Partners, LLC and Coliseum Co-Invest Debt Fund, L.P.

10.12	Subscription and Backstop Agreement, dated January 29, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Baleen Capital Investors II LLC, Baleen Capital Fund LP, Greenhaven Road Capital Fund 1, L.P., Royce Value Trust, Inc., David Capital Partners Fund, LP, Pleiades Investment Partners – DC, L.P. and Dane Capital Fund LP

10.13	Agreement to Assign Sponsor Warrants, dated February 2, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Continental Stock Transfer and Trust Company, Baleen Capital Investors II LLC, Baleen Capital Fund LP, Greenhaven Road Capital Fund 1, L.P., Royce Value Trust, Inc., David Capital Partners Fund, LP, Pleiades Investment Partners – DC, L.P. and Dane Capital Fund LP

10.14	Registration Rights Agreement, dated February 2, 2018, between Global Partner Acquisition Corp., Baleen Capital Investors II LLC, Baleen Capital Fund LP, Greenhaven Road Capital Fund 1, L.P., Royce Value Trust, Inc., David Capital Partners Fund, LP, Pleiades Investment Partners – DC, L.P. and Dane Capital Fund LP

10.15	Subscription Agreement, dated February 1, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Coliseum Capital Partners, L.P. and Blackwell Partners LLC – Series A

10.16	Agreement to Assign Sponsor Warrants, dated February 2, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Continental Stock Transfer and Trust Company, Coliseum Capital Partners, L.P., Blackwell Partners, LLC and Coliseum Co-Invest Debt Fund, L.P.

10.17	Agreement to Assign Founder Shares, dated February 2, 2018, between Global Partner Acquisition Corp., Global Partner Sponsor I LLC, Continental Stock Transfer and Trust Company and Coliseum Capital Partners, L.P., Blackwell Partners, LLC

10.18	Registration Rights Agreement, dated February 2, 2018, between Global Partner Acquisition Corp., Coliseum Capital Partners, L.P., Blackwell Partners, LLC and Coliseum Co-Invest Debt Fund, L.P.

10.19	Board Observer and Indemnification Agreement, dated February 2, 2018, between Purple Innovation, Inc. and Paul Zepf

16.1	Letter from WithumSmith+Brown, PC

21.1	Subsidiaries

99.1	Audited Financial Statements of Purple Innovation, LLC for the years ended December 31, 2016 and December 31, 2015 and Unaudited Financial Statements of Purple Innovation, LLC for the year ended December 31, 2014

99.2	Unaudited financial statements of Purple Innovation, LLC for the nine months ended September 30, 2017

99.3	Pro forma financial statements

99.4	Press Release, dated February 6, 2018

# Indicates a management contract or compensatory plan or arrangement.

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